Exhibit 10.7

EXECUTION VERSION

AMENDED AND RESTATED ABL/TERM INTERCREDITOR AGREEMENT

This AMENDED AND RESTATED ABL/TERM INTERCREDITOR AGREEMENT (as amended, restated, supplemented, amended or restated or otherwise modified from time to time in accordance with its terms, this “Agreement”), dated as of October 28, 2019, by and among CIENA CORPORATION, a Delaware corporation (the “Company”), CIENA COMMUNICATIONS, INC., a Delaware corporation (“Ciena Communications”), CIENA GOVERNMENT SOLUTIONS, INC., a Delaware corporation (“CGSI” and, together with the Company, Ciena Communications and each other entity that becomes a U.S. Borrower (as defined in the ABL Credit Agreement) and a party hereto from time to time, the “Lead ABL Borrowers”), each additional domestic subsidiary of the Company party hereto from time to time as a Grantor (as hereinafter defined), Bank of America, N.A. (“BABC”), as administrative agent for the holders of the ABL Obligations (as defined below) (in such capacity, together with its permitted successors and assigns, the “ABL Administrative Agent”) and as collateral agent for the holders of the ABL Obligations (in such capacity, together with its permitted successors and assigns (including in connection with any Refinancing), the “ABL Collateral Agent”) and Bank of America, N.A. (“Bank of America”), as administrative agent for the holders of the Initial Fixed Asset Obligations (as defined below) (in such capacity, together with its permitted successors and assigns, the “Initial Fixed Asset Administrative Agent”) and as collateral agent for the holders of the Initial Fixed Asset Obligations (in such capacity, together with its permitted successors and assigns, the “Initial Fixed Asset Collateral Agent”).

RECITALS

The Lead ABL Borrowers, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, in its capacity as ABL Administrative Agent and ABL Collateral Agent (each as defined in the Prior Intercreditor Agreement defined below) (the “Prior ABL Agent”), entered into that certain asset-based revolving credit agreement, dated as of August 13, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior ABL Credit Agreement”), which provided, among other things, for a revolving credit facility to the Lead ABL Borrowers and certain of their non-domestic subsidiaries;

The Company (as borrower, the “Term Loan Borrower”), the lenders from time to time party thereto, Bank of America, as Initial Fixed Asset Administrative Agent and Initial Fixed Asset Collateral Agent, have entered into that certain term loan credit agreement, dated as of July 15, 2014 (as amended by the First Amendment, dated as of April 15, 2015, the Second Amendment, dated as of July 2, 2015, the Incremental Joinder and Amendment Agreement, dated as of April 25, 2016, the Omnibus Refinancing Amendment to Credit Agreement, Security Agreement and Pledge Agreement, dated as of January 30, 2017, the Third Amendment to Credit Agreement dated as of June 29, 2017 and the Increase Joinder and Refinancing Amendment to Credit Agreement, dated as of September 28, 2018 and as further amended, restated, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time in accordance with the terms thereof, the “Initial Fixed Asset Credit Agreement”), providing for a term loan facility;

The Lead ABL Borrowers, certain domestic subsidiaries of the Company, the Prior ABL Agent and Bank of America, as Initial Fixed Asset Administrative Agent and Initial Fixed Asset Collateral Agent (each as defined in the Prior Intercreditor Agreement defined below), entered into that certain ABL/Term Intercreditor Agreement, dated as of July 15, 2014 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Intercreditor Agreement”);

The Lead ABL Borrowers, the lenders from time to time party thereto and BABC, as ABL Administrative Agent and ABL Collateral Agent, have entered into that certain ABL credit agreement, dated as of October 28, 2019 (as amended restated, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time in accordance with the terms thereof, the “ABL Credit Agreement” and, together with the Initial Fixed Asset Credit Agreement, the “Credit Agreements”), providing for (x) a revolving credit facility to the Lead ABL Borrowers and certain of their non-domestic subsidiaries in replacement of the Prior ABL Credit Agreement and (y) the Refinancing of the ABL Obligations (as defined in the Prior Intercreditor Agreement);

Pursuant to a New Debt Notice (as defined in the Prior Intercreditor Agreement), dated the date hereof, delivered in accordance with Section 5.05 of the Prior Intercreditor Agreement, the Lead ABL Borrowers have provided Bank of America, as Initial Fixed Asset Administrative Agent and Initial Fixed Asset Collateral Agent (each as defined in the Prior Intercreditor Agreement) with notice that the Lead ABL Borrowers have Refinanced the ABL Obligations (as defined in the Prior Intercreditor Agreement) pursuant to the ABL Credit Agreement and the other ABL Credit Document (the “Refinancing Notice”);

As a result of the Refinancing Notice, the obligations under the Refinancing (as defined in the Prior Intercreditor Agreement) pursuant to the ABL Credit Agreement and the other ABL Credit Documents automatically became ABL Obligations for all purposes of the Prior Intercreditor Agreement, including for purposes of the lien priorities and rights in respect of Collateral (as defined in the Prior Intercreditor Agreement) set forth therein, and BABC, as administrative agent and collateral agent under the ABL Credit Agreement, automatically became the ABL Administrative Agent and ABL Collateral Agent (each as defined in the Prior Intercreditor Agreement) for all purposes of the Prior Intercreditor Agreement, in each case, as provided in Section 5.05 of the Prior Intercreditor Agreement (collectively, the “Automatic Joinder Provisions”);

The ABL Credit Agreement and the Initial Fixed Asset Credit Agreement permit the Lead ABL Borrowers and the Term Loan Borrower, respectively, to incur additional indebtedness secured by a Lien on the Collateral ranking equal to or junior to the Lien securing the applicable Credit Agreement;

In order to further evidence (x) the Automatic Joinder Provisions, (y) the agreement of BABC, as ABL Administrative Agent and ABL Collateral Agent, to be bound by the terms of the Prior Intercreditor Agreement and (z) the agreement of the ABL Collateral Agent and the Initial Fixed Asset Collateral Agent to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement, the Lead ABL Borrowers, the subsidiaries of the Company party to the Prior Intercreditor Agreement, the ABL Administrative Agent, the ABL Collateral Agent, the Initial Fixed Asset Administrative Agent and the Initial Fixed Asset Collateral Agent desire to amend and restate the Prior Intercreditor Agreement, all on and subject to the terms and conditions contained herein.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS.

Section 1.01. Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“ABL Administrative Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including the ABL Administrative Agent, the ABL Collateral Agent, the ABL Lenders, the beneficiaries of each indemnification obligation undertaken by any Grantor under any ABL Credit Document and the other “Secured Parties” as defined in the ABL Credit Agreement.

“ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any ABL Obligations.

“ABL Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement, including, for the avoidance of doubt, any Refinancing of the ABL Credit Agreement.

“ABL Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“ABL Collateral Documents” means each Guaranty (as defined in the ABL Credit Agreement), the Security Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) by any Grantor securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“ABL Credit Documents” means the ABL Credit Agreement, the Credit Documents (as defined in the ABL Credit Agreement), any agreement in respect of any Secured Bank Product Obligations (as defined in the ABL Credit Agreement), any agreement in respect of any Secured Other Letters of Credit Obligations owing to an ABL Secured Other Letters of Credit Issuer (each as defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, amended and restated, replaced, refinanced or otherwise modified from time to time (subject to any limitations set forth in this Agreement).

“ABL Credit Party” means each “U.S. Loan Party” as defined in the ABL Credit Agreement.

“ABL Default” means an “Event of Default” or equivalent term as defined in the ABL Credit Agreement.

“ABL Guarantors” means each “U.S. Guarantor” as defined in the ABL Credit Agreement.

“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement.

“ABL Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

“ABL Obligations” means all obligations, indebtedness and liabilities of every nature of each Grantor from time to time owed to any ABL Claimholders or any of their respective Affiliates under any of the ABL Credit Documents, whether for principal, premium, interest, reimbursements for letters of credit (and obligations to cash collateralize letters of credit), fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing. “ABL Obligations” shall include all interest, fees and expenses accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Credit Document whether or not the claim for such interest, fees or expenses are allowed as a claim in such Insolvency or Liquidation Proceeding.

“ABL Priority Collateral” means the following assets of the Grantors: (a) all accounts receivable (except to the extent constituting identifiable proceeds of equipment, real property or intellectual property and intercompany loans); (b) all inventory; (c) all instruments, chattel paper and other contracts, in each case, evidencing, or substituted for, any accounts receivable referred to in clause (a) above or any other ABL Priority

Collateral in another clause of this definition; (d) all guarantees, letters of credit, security and other credit enhancements in each case for the accounts receivable or any other ABL Priority Collateral in another clause of this definition; (e) all documents of title for any inventory referred to in clause (b) above; (f) all commercial tort claims and general intangibles in each case to the extent relating to any of the accounts receivable referred to in clause (a) above, inventory referred to in clause (b) above or any other ABL Priority Collateral in another clause of this definition, but excluding intercompany debt and Capital Stock; (g) all bank accounts, securities accounts (including all cash and other funds on deposit therein or credited thereto, except to the extent constituting identifiable cash proceeds of the Fixed Asset Priority Collateral or any such account which holds solely such identifiable cash proceeds of the Fixed Asset Priority Collateral) or Investment Property (excluding intercompany debt and Capital Stock) but excluding any Capital Stock; (h) all tax refunds; (i) all Supporting Obligations, Documents and books and records relating to any of the foregoing; and (j) all substitutions, replacements, accessions, products or proceeds (including, without limitation, insurance proceeds) of any of the foregoing; provided, however, that to the extent that identifiable cash Proceeds of Fixed Asset Priority Collateral are deposited or held in any Deposit Accounts or Securities Accounts that constitute ABL Priority Collateral after an Enforcement Notice, then (as (and to the extent) provided in Section 3.05) such identifiable cash Proceeds shall be treated as Fixed Asset Priority Collateral for purposes of this Agreement.

“ABL Standstill Period” has the meaning assigned to that term in Section 3.02(a)(i).

“Access Acceptance Notice” has the meaning assigned to that term in Section 3.03(b).

“Access Period” means for each parcel of Mortgaged Premises the period, after the commencement of an Enforcement Period, which begins on the day that the ABL Collateral Agent provides the Controlling Fixed Asset Collateral Agent with the notice of its election to request access to any Mortgaged Premises pursuant to Section 3.03(b) below and ends on the earliest of (a) the 180th day after the ABL Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Collateral located on such Mortgaged Premises following a Collateral Enforcement Action plus such number of days, if any, after the ABL Collateral Agent obtains access to such Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Premises, (b) the date on which all of the ABL Priority Collateral located on such Mortgaged Premises is sold, collected or liquidated, (c) the date on which the Discharge of ABL Obligations has occurred and (d) the date on which the ABL Default that was the subject of the applicable Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Collateral Agent, or waived in writing in accordance with the requirements of the ABL Credit Agreement.

“Additional Fixed Asset Claimholders” means, at any relevant time, the holders of Additional Fixed Asset Obligations at that time.

“Additional Fixed Asset Collateral Agent” means, in the case of any Additional Fixed Asset Instrument and the Additional Fixed Asset Claimholders thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Fixed Asset Instrument that is named as the Additional Fixed Asset Collateral Agent in respect of such Additional Fixed Asset Instrument hereunder pursuant to a Joinder Agreement.

“Additional Fixed Asset Collateral Documents” means any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create a Lien on any assets or properties of any Grantor to secure any Additional Fixed Asset Obligations owed thereunder to any Additional Fixed Asset Claimholders or under which rights or remedies with respect to such Liens are governed.

“Additional Fixed Asset Debt” means the principal amount of Indebtedness issued or incurred under any Additional Fixed Asset Instrument.

“Additional Fixed Asset Documents” means any Additional Fixed Asset Instrument, Additional Fixed Asset Collateral Document and any other Credit Document (or equivalent term as defined in any Additional Fixed Asset Instrument) and each of the other agreements, documents and instruments providing for or evidencing any other Additional Fixed Asset Obligation, including any document or instrument executed or delivered at any time in connection with any Additional Fixed Asset Obligations, including any intercreditor or joinder agreement among the holders of Additional Fixed Asset Obligations, to the extent such are effective at the relevant time.

“Additional Fixed Asset Instrument” means any (a) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (c) instruments or agreements evidencing any other indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased, replaced or refunded in whole or in part from time to time in accordance with each applicable Additional Fixed Asset Instrument and to the extent permitted to be incurred and secured by the ABL Credit Agreement, the Initial Fixed Asset Credit Agreement and each other Additional Fixed Asset Credit Agreement then in effect; provided that neither the ABL Credit Agreement, the Initial Fixed Asset Credit Agreement nor any Refinancing of any of the foregoing in this proviso shall constitute an Additional Fixed Asset Instrument at any time.

“Additional Fixed Asset Obligations” means all obligations of every nature of each Grantor from time to time owed to any Additional Fixed Asset Claimholders or any of their respective Affiliates under any Additional Fixed Asset Documents, whether for principal, interest, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing, in each case, to the extent permitted to be incurred by the ABL Credit Agreement, the Initial Fixed Asset Credit Agreement and each other Additional Fixed Asset Credit Agreement then in effect. “Additional Fixed Asset Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Additional Fixed Asset Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Additional Fixed Asset Secured Parties” means, at any time, any trustees, agents and other representatives of the holders of any Additional Fixed Asset Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Fixed Asset Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Additional Fixed Asset Document outstanding at such time.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning assigned to that term in the Preamble of this Agreement.

“Automatic Joinder Provisions” has the meaning assigned to that term in the Recitals to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means each of the Bankruptcy Code, any similar federal, state or foreign laws, rules or regulations for the relief of debtors or any liquidation, conservatorship, bankruptcy, reorganization, insolvency, moratorium, rearrangement, receivership or assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally.

“Borrowers” means the Term Loan Borrower and the Lead ABL Borrowers (each, a “Borrower”).

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding, for the avoidance of doubt, any Permitted Convertible Notes (as defined in the ABL Credit Agreement) to the extent that the same have not yet been converted into shares of Company common stock.

“Cash Management Control Agreement” has the meaning assigned to that term in the ABL Credit Agreement.

“Claimholders” means, collectively, the ABL Claimholders and the Fixed Asset Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real (or immovable), personal (or movable) or mixed, upon which a Lien has been granted or purported to be granted pursuant to any ABL Collateral Document or Fixed Asset Collateral Document.

“Collateral Agents” means, collectively, (a) the ABL Collateral Agent, (b) the Initial Fixed Asset Collateral Agent and (c) each Additional Fixed Asset Collateral Agent.

“Collateral Enforcement Action” means, collectively or individually for one or more of the Collateral Agents, when an ABL Default or a Fixed Asset Default, as the case may be, has occurred and is continuing, whether or not in consultation with any other Collateral Agent, any action by any Collateral Agent to repossess or join any Person in repossessing, or exercise or join any Person in exercising, or institute or maintain or participate in any action or proceeding with respect to, any remedies with respect to any Collateral or commence the judicial enforcement of any of the rights and remedies under the Credit Documents or under any applicable law, but in all cases (a) including, without limitation, (i) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy, power of sale or foreclosure action or proceeding, or other equivalent action or proceeding with respect to any Collateral, whether under any Credit Document or otherwise, (ii) exercising any right of set-off with respect to any Credit Party or (iii) exercising any remedy under any Cash Management Control Agreement, Landlord Personal Property Collateral Access Agreement (as defined in the ABL Credit Agreement) or similar agreement or arrangement and (b) excluding the imposition of a default rate or late fee; provided, that notwithstanding anything to the contrary in the foregoing, the exercise of rights or remedies by the ABL Collateral Agent under any Cash Management Control Agreement during a Dominion Period (as defined in the ABL Credit Agreement) shall not constitute a Collateral Enforcement Action under this Agreement.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Controlling Additional Fixed Asset Collateral Agent” means the Additional Fixed Asset Collateral Agent of the Series of Additional Fixed Asset Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Fixed Asset Obligations.

“Controlling Fixed Asset Collateral Agent” means (a) until the Discharge of Initial Fixed Asset Obligations has occurred, the Initial Fixed Asset Collateral Agent and (b) from and after the Discharge of Initial Fixed Asset Obligations has occurred, the Controlling Additional Fixed Asset Collateral Agent.

“Copyrights” means all: (a) copyrights (whether statutory or common law, whether registered or unregistered and whether published or unpublished) all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), and all copyright registrations and applications therefor; (b) rights and privileges arising under applicable law with respect to such copyrights; and (c) renewals and extensions thereof and amendments thereto.

“Credit Documents” means, collectively, the ABL Credit Documents and the Fixed Asset Documents.

“Credit Party” means each ABL Credit Party and each Fixed Asset Credit Party.

“Deposit Account” as defined in the UCC.

“DIP Financing” has the meaning assigned to that term in Section 6.01.

“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.05:

(a) payment in full in cash of the principal of, premium, if any, interest (including Post-Petition Interest) and fees on, and all reimbursements of drawn letters of credit in respect of, all Indebtedness outstanding under the ABL Credit Documents and constituting ABL Obligations (other than (i) undrawn letters of credit issued under the ABL Credit Agreement to the extent that such letters of credit have been cash collateralized or backstopped on terms reasonably satisfactory to the ABL Administrative Agent and the issuer thereof as provided in clause (d) below and (ii) Secured Bank Product Obligations (as defined in the ABL Credit Documents) and/or Secured Other Letters of Credit Obligations owing to an ABL Secured Other Letters of Credit Issuer (each as defined in the ABL Credit Documents) in respect of which arrangements have been made that are satisfactory to the applicable Secured Bank Product Provider or ABL Secured Other Letters of Credit Issuer have been made or the express provisions of such Secured Bank Product Obligations or Secured Other Letters of Credit Obligations owing to an ABL Secured Other Letters of Credit Issuer shall not require the related ABL Obligations to be repaid or cash collateralized at such time);

(b) payment in full in cash of all other ABL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, premium, interest, fees and reimbursements are paid (other than (i) contingent indemnification obligations for which no claim has been made, (ii) undrawn letters of credit issued under the ABL Credit Agreement to the extent that such letters of credit have been cash collateralized or backstopped on terms reasonably satisfactory to the ABL Administrative Agent and the issuer thereof as provided in clause (d) below and (iii) Secured Bank Product Obligations (as defined in the ABL Credit Documents) and/or Secured Other Letters of Credit Obligations owing to an ABL Secured Other Letters of Credit Issuer (each as defined in the ABL Credit Documents) in respect of which arrangements have been made that are satisfactory to the applicable Secured Bank Product Provider or ABL Secured Other Letters of Credit Issuer have been made or the express provisions of such Secured Bank Product Obligations or Secured Other Letters of Credit Obligations owing to an ABL Secured Other Letters of Credit Issuer shall not require the related ABL Obligations to be repaid or cash collateralized at such time);

(c) termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations; and

(d) termination of all letters of credit issued under the ABL Credit Agreement and constituting ABL Obligations or providing cash collateral or backstop letters of credit acceptable to the ABL Administrative Agent and the issuer thereof in an amount equal to 105% of the applicable outstanding reimbursement obligation (in a manner reasonably satisfactory to the ABL Administrative Agent and the issuer thereof).

“Discharge of Fixed Asset Obligations” means, except to the extent otherwise expressly provided in Section 5.05:

(a) payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under Fixed Asset Documents and constituting Fixed Asset Obligations;

(b) payment in full in cash of all other Fixed Asset Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than contingent indemnification obligations for which no claim has been made and obligations under any Swap Contract, or any comparable terms under any other Fixed Asset Document); and

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Fixed Asset Obligations.

“Discharge of Initial Fixed Asset Obligations” means, except to the extent otherwise expressly provided in Section 5.05:

(a) payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under Initial Fixed Asset Documents and constituting Initial Fixed Asset Obligations;

(b) payment in full in cash of all other Initial Fixed Asset Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than contingent indemnification obligations for which no claim has been made); and

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Initial Fixed Asset Obligations.

“Disposition” has the meaning assigned to that term in Section 5.01(b).

“Documents” as defined in the UCC.

“Domestic Subsidiary” of any Person means any Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia (other than any such Subsidiary where all or substantially all of its assets consist of Equity Interests of one or more Foreign Subsidiaries (for this purpose, determined without giving effect to this parenthetical) that are controlled foreign corporations as defined in Section 957 of the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and ruling issued thereunder).

“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or a Fixed Asset Default has occurred and is continuing, by either (a) in the case of an ABL Default, the ABL Collateral Agent to the Controlling Fixed Asset Collateral Agent or (b) in the case of a Fixed Asset Default, the Controlling Fixed Asset Collateral Agent to the ABL Collateral Agent, in each case, announcing that an Enforcement Period has commenced and specifying the relevant event of default or defaults.

“Enforcement Period” means the period of time following the receipt by either the ABL Collateral Agent or the Controlling Fixed Asset Collateral Agent of an Enforcement Notice until the earliest of (a) in the case of an Enforcement Period commenced by the Controlling Fixed Asset Collateral Agent, the occurrence of the Discharge of Fixed Asset Obligations, (b) in the case of an Enforcement Period commenced by the ABL Collateral Agent, the occurrence of the Discharge of ABL Obligations, (c) the ABL Collateral Agent or the Controlling Fixed Asset Collateral Agent (as applicable) agrees in writing to terminate the Enforcement Period or (d) the date on which the ABL Default or the Fixed Asset Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Collateral Agent or the Controlling Fixed Asset Collateral Agent, as applicable, or waived in writing in accordance with the requirements of the applicable Credit Documents.

“Fair Market Value” means, with respect to any asset (including any Capital Stock of any Person), (i) the price thereof to the extent that the same is readily available on an active trading market or (ii) if such price is not so readily available, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Company or the Subsidiary of the Company selling such asset.

“Fixed Asset Claimholders” means, at any relevant time, the holders of Fixed Asset Obligations at that time, including each Fixed Asset Collateral Agent.

“Fixed Asset Credit Party” means the Company and each Fixed Asset Guarantor that is a Grantor.

“Fixed Asset Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Fixed Asset Obligations.

“Fixed Asset Collateral Agents” means the Initial Fixed Asset Collateral Agent and each Additional Fixed Asset Collateral Agent.

“Fixed Asset Collateral Documents” means the Initial Fixed Asset Collateral Documents and any Additional Fixed Asset Collateral Documents.

“Fixed Asset Default” means an “Event of Default” or equivalent term (as defined in any of the Fixed Asset Documents).

“Fixed Asset Documents” means the Initial Fixed Asset Documents and any Additional Fixed Asset Documents.

“Fixed Asset Facility Agreement” means the Initial Fixed Asset Credit Agreement and any Additional Fixed Asset Instrument.

“Fixed Asset Guarantors” means each “Guarantor” as defined in the Initial Fixed Asset Credit Agreement.

“Fixed Asset Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Fixed Asset Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

“Fixed Asset Obligations” means the Initial Fixed Asset Obligations and any Additional Fixed Asset Obligations.

“Fixed Asset Priority Collateral” means all Collateral of the Grantors other than the ABL Priority Collateral and includes, without limitation, (a) all shares of Capital Stock (or other ownership or profit interests) held by the Company or any Guarantor, (b) all debt owed to the Company or any Guarantor that does not constitute ABL Priority Collateral, (c) machinery, equipment and other goods (other than Inventory and other ABL Priority Collateral), owned real estate and Intellectual Property (subject to the rights of the ABL Collateral Agent under Sections 3.03 and 3.04) and (d) all proceeds and products of the foregoing (unless constituting ABL Priority Collateral).

“Fixed Asset Secured Parties” means the Initial Fixed Asset Secured Parties and any Additional Fixed Asset Secured Parties.

“Fixed Asset Standstill Period” has the meaning set forth in Section 3.01(a)(i).

“Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” means the Borrowers, each other Guarantor and each other Person that is organized under the laws of the United States of America, any State thereof or the District of Columbia that has or may from time to time hereafter execute and deliver a Fixed Asset Collateral Document or an ABL Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Guarantor” means the Fixed Asset Guarantors and the ABL Guarantors.

“Indebtedness” means and includes all ABL Obligations or Fixed Asset Obligations that constitute “Indebtedness” within the meaning of the Initial Fixed Asset Credit Agreement, the ABL Credit Agreement or any Additional Fixed Asset Instrument, as applicable.

“Initial Fixed Asset Administrative Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Initial Fixed Asset Claimholders” means, at any relevant time, the holders of Initial Fixed Asset Obligations at that time, including the “Secured Parties” as defined in the Initial Fixed Asset Security Agreement.

“Initial Fixed Asset Collateral Documents” means the “Collateral Documents” (as defined in the Initial Fixed Asset Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Initial Fixed Asset Obligations or under which rights or remedies with respect to such Liens are governed.

“Initial Fixed Asset Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Initial Fixed Asset Documents” means the Initial Fixed Asset Credit Agreement, the Initial Fixed Asset Collateral Documents and the other Loan Documents (as defined in the Initial Fixed Asset Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Initial Fixed Asset Obligation, including, to the extent applicable, any other document or instrument executed or delivered at any time in connection with any Initial Fixed Asset Obligations, including any intercreditor or joinder agreement among holders of Initial Fixed Asset Obligations, to the extent such are effective at the relevant time.

“Initial Fixed Asset Lenders” means “Lenders” as defined under the Initial Fixed Asset Credit Agreement.

“Initial Fixed Asset Obligations” means all obligations of every nature of each Grantor from time to time owed to any Initial Fixed Asset Claimholders or any of their respective Affiliates under the Initial Fixed Asset Documents, whether for principal, interest, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing. “Initial Fixed Asset Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Initial Fixed Asset Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Initial Fixed Asset Secured Parties” means, at any time, the Initial Fixed Asset Administrative Agent, the Initial Fixed Asset Collateral Agent, the trustees, agents and other representatives of the holders of the Initial Fixed Asset Obligations (including any holders of Initial Fixed Asset Obligations pursuant to supplements executed in connection with the incurrence of additional Indebtedness under the Initial Fixed Asset Credit Agreement), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Initial Fixed Asset Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Initial Fixed Asset Document outstanding at such time.

“Initial Fixed Asset Security Agreement” means the Security Agreement, dated as of the date hereof, among the Term Loan Borrower, each of the other Grantors from time to time party thereto and the Initial Fixed Asset Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization, winding-up or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets (other than any voluntary merger or consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to the terms of each ABL Credit Agreement and each Fixed Asset Facility Agreement);

(c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any voluntary merger or consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to the terms of each ABL Credit Agreement and each Fixed Asset Facility Agreement);

(d) any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt or other property of any Grantor;

(e) any case or proceeding seeking the entry of an order of relief or the appointment of a custodian, receiver, trustee or other similar proceeding with respect to any Grantor or any property or Indebtedness of any Grantor; or

(f) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intellectual Property” means (a) all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Software, Trade Secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing; (b) rights corresponding to any of the foregoing throughout the world, including as provided by international treaties or conventions, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto; (c) income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect to any of the foregoing, including damages and payments for past and future infringements, misappropriations, or other violations thereof; and (d) rights to sue for past, present, and future infringements, misappropriations, or other violations of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing.

“Inventory” shall have the meaning set forth in the ABL Credit Agreement (as in effect on the date hereof).

“Investment Property” means “investment property” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A, or in a form otherwise acceptable to each Collateral Agent, after giving effect to Sections 5.03 and 5.06, as applicable

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Lead ABL Borrowers” has the meaning assigned to such term in the Recitals of this Agreement.

“Licenses” means any and all licenses, agreements, consents, orders, franchises and similar arrangements in respect of the licensing, development, use or disclosure of any Intellectual Property.

“Lien” shall have the meaning set forth in the ABL Credit Agreement (as in effect on the date hereof).

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Fixed Asset Mortgage.

“New Agent” has the meaning assigned to that term in Section 5.05.

“New Debt Notice” has the meaning assigned to that term in Section 5.05.

“Non-Controlling Fixed Asset Collateral Agent” means each Fixed Asset Collateral Agent other than the Controlling Fixed Asset Collateral Agent.

“Notice of Occupancy” has the meaning assigned to that term in Section 3.03(b).

“Obligations” means the ABL Obligations or the Fixed Asset Obligations, as the case may be.

“Patents” means all (a) industrial designs, letters patent, certificates of inventions, all registrations and recordings thereof, and all applications for letters patent, and (b) reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and all improvements thereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.04.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Fixed Asset Documents or the ABL Credit Documents, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Prior ABL Agent” has the meaning assigned to that term in the Recitals to this Agreement.

“Prior ABL Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Prior Intercreditor Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Priority Collateral” with respect to (a) the ABL Claimholders, all ABL Priority Collateral and (b) the Fixed Asset Claimholders, all Fixed Asset Priority Collateral.

“Proceeds” means all “proceeds” as such term is defined in the UCC and, in any event, shall also include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Recovery” has the meaning assigned to that term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Notice” has the meaning assigned to that term in the Recitals to this Agreement.

“Security” and “Securities” means all present and future “securities” as such term is defined in Article 8 of the UCC.

“Securities Account” as defined in the UCC.

“Series” means, with respect to any Fixed Asset Obligations, each of (a) the Initial Fixed Asset Obligations and (b) the Additional Fixed Asset Obligations incurred pursuant to any Additional Fixed Asset Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Additional Fixed Asset Collateral Agent (in its capacity as such for such Additional Fixed Asset Obligations).

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Supporting Obligations” as defined in the UCC.

“Swap Contract” means any interest rate protection agreement.

“Trade Secrets” means any confidential and proprietary information, including inventions, formulae, algorithms, production procedures, know-how, methods, techniques, marketing, plans, analyses, proposals, customer lists, supplier lists, specifications, models, personal information, data collections, source code and object code of a Grantor worldwide whether written or not.

“Trademarks” means all: (a) trademarks, service marks, certification marks, domain names and associated URLs, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registrations and applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office that are listed in Annex G, (b) all extensions or renewals of any of the foregoing, (c) goodwill associated therewith or symbolized thereby, (d) other assets, rights and interests that uniquely reflect or embody such goodwill, and (e) rights and privileges arising under applicable law with respect to the use of any of the foregoing.

“Trustee” has the meaning assigned to such term in the Recitals.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of any Collateral Agent’s or any secured party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect from time to time in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

Section 1.02. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended in accordance with the terms of this Agreement (including in connection with any Refinancing);

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e) all references to terms defined in the UCC in effect in the State of New York shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible (or corporeal) and intangible (or incorporeal) assets and properties, including cash, securities, accounts and contract rights.

Section 1.03. Foreign Collateral. Notwithstanding anything to the contrary contained herein, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, acknowledges and agrees that (i) certain Foreign Subsidiaries of the Company may from time to time be obligors or guarantors under the ABL Credit Documents and may grant Liens on their assets under the ABL Credit Documents, (ii) such Foreign Subsidiaries are not obligors or guarantors under the Fixed Asset Documents and have not granted any Liens on their assets under the Fixed Asset Documents, (iii) the terms “Credit Party”, “Grantor”, “Borrower” or “Guarantor” hereunder shall not include such Foreign Subsidiaries, (iv) the terms “ABL Priority Collateral”, “Fixed Asset Priority Collateral” and “Collateral” shall not include any assets or property of such Foreign Subsidiaries, and (iv) the ABL Collateral Agent and the other ABL Claimholders shall be free to deal with the assets and properties of such Foreign Subsidiaries (including the exercise of any remedies with respect thereto) and retain and/or apply the proceeds thereof without regard to any of the provisions or restrictions set forth in this Agreement.

ARTICLE 2

LIEN PRIORITIES.

Section 2.01. Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Fixed Asset Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral and notwithstanding any provision of any UCC, or any other applicable law or the ABL Loan Documents or the Fixed Asset Documents or any defect or deficiencies (or alleged defect or deficiency) in, or failure to perfect, the Liens securing the ABL Obligations or Fixed Asset Obligations or any other circumstance whatsoever, the ABL Collateral Agent, on behalf of itself and/or the ABL Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and/or the applicable Fixed Asset Claimholders, hereby each agrees that:

(a) any Lien of the ABL Collateral Agent on the ABL Priority Collateral, whether now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the ABL Priority Collateral securing any Fixed Asset Obligations and, accordingly, each Fixed Asset Collateral Agent and each Fixed Asset Claimholder, as applicable, cedes priority of rank of their respective Liens in favor of any Lien of the ABL Collateral Agent and, as applicable, any Lien of the ABL Claimholders, in all respects necessary to achieve the foregoing priority; and

(b) any Lien of any Fixed Asset Collateral Agent on the Fixed Asset Priority Collateral, whether now or hereafter held by or on behalf of such Fixed Asset Collateral Agent, any Fixed Asset Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the Fixed Asset Priority Collateral securing any ABL Obligations and, accordingly, the ABL Collateral Agent and each ABL Claimholder, as applicable, cedes priority of rank of their respective Liens in favor of any Lien of each Fixed Asset Collateral Agent and, as applicable, any Lien of the Fixed Asset Claimholders, in all respects necessary to achieve the foregoing priority.

Section 2.02. Prohibition on Contesting Liens. Each Fixed Asset Collateral Agent, for itself and on behalf of each applicable Fixed Asset Claimholder, and the ABL Collateral Agent, for itself and on behalf of each ABL Claimholder, agrees that it will not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging (directly or indirectly), in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the ABL Claimholders or any of the Fixed Asset Claimholders in the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any ABL Claimholder or Fixed Asset Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.01, 3.01 and 3.02.

Section 2.03. No New Liens. Until the Discharge of ABL Obligations and the Discharge of Fixed Asset Obligations have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Borrowers or any other Grantor, the parties hereto acknowledge and agree that, except as expressly provided in any Additional Fixed Asset Document which may provide for such Additional Fixed Asset Obligations to exclude Collateral (but not to include any assets that do not secure the ABL Obligations and Initial Fixed Asset Obligations), it is their intention that:

(a) there shall be no Liens on any asset or property of any Grantor to secure any Fixed Asset Obligation unless a Lien on such asset or property of such Grantor also secures the ABL Obligations;

(b) there shall be no Liens on any asset or property of any Grantor to secure any ABL Obligations unless a Lien on such asset or property of such Grantor also secures the Fixed Asset Obligations.

To the extent any additional Liens are granted on any such asset or property of a Grantor as described above, the priority of such additional Liens shall be determined in accordance with Section 2.01. In addition, to the extent that Liens are granted on any such asset or property of a Grantor to secure any Fixed Asset Obligation or ABL Obligation, as applicable, and a corresponding Lien is not granted to secured the ABL Obligations or Fixed Charge Obligations, as applicable, without limiting any other rights and remedies available hereunder, the ABL Collateral Agent, on behalf of the ABL Claimholders and each Fixed Asset Collateral Agent, on behalf of the applicable Fixed Asset Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.03 shall be subject to Section 4.02.

Section 2.04. Similar Liens and Agreements. The parties hereto agree that it is their intention that, except as expressly provided in any Additional Fixed Asset Document which may provide for such Additional Fixed Asset Obligations to exclude Collateral (but not to include any assets that do not secure the ABL Obligations and Initial Fixed Asset Obligations), the ABL Collateral and the Fixed Asset Collateral be identical. In furtherance of the foregoing and of Section 8.08, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the ABL Collateral Agent or any Fixed Asset Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Fixed Asset Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Credit Documents and the Fixed Asset Documents; and

(b) that the ABL Collateral Documents (other than the Cash Management Control Agreements), taken as a whole, and the Fixed Asset Collateral Documents (other than as expressly provided in any Additional Fixed Asset Document), taken as a whole, shall be in all material respects the same forms of documents other than with respect to differences to reflect the nature of the lending arrangements and the first and second lien nature of the Obligations thereunder with respect to the Fixed Asset Priority Collateral and the ABL Priority Collateral.

Section 2.05. Perfection of Liens. With respect to any portion of the Collateral, (a) neither the ABL Collateral Agent nor any ABL Claimholder shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of any Fixed Asset Collateral Agent or any Fixed Asset Claimholders and (b) neither the Fixed Asset Collateral Agent nor any Fixed Asset Claimholder shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of any ABL Collateral Agent or any ABL Claimholders (in either case, without limiting the agreements set forth in Section 5.04). The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Claimholders as a class on the one hand, and the Fixed Asset Claimholders, as a class on the other hand, and shall not impose on the ABL Collateral Agent, the ABL Administrative Agent, any Fixed Asset Collateral Agent, the Initial Fixed Asset

Administrative Agent, the ABL Lenders, the ABL Claimholders, the Initial Fixed Asset Lenders or the Fixed Asset Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

ARTICLE 3

ENFORCEMENT.

Section 3.01. Exercise of Remedies – Restrictions on Fixed Asset Collateral Agents. (a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders:

(i) will not exercise or seek to exercise any rights or remedies with respect to any ABL Priority Collateral (including the exercise of any right of set-off or any right under any lockbox agreement or any control agreement with respect to Deposit Accounts or Securities Accounts) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Controlling Fixed Asset Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (A) the date on which any Fixed Asset Collateral Agent declared the existence of a Fixed Asset Default and demanded the repayment of all the principal amount of any Fixed Asset Obligations; and (B) the date on which the ABL Collateral Agent received notice from such Controlling Fixed Asset Collateral Agent of such declaration of a Fixed Asset Default (the “Fixed Asset Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall any Fixed Asset Collateral Agent or any Fixed Asset Claimholder exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of the Fixed Asset Standstill Period, the ABL Collateral Agent or ABL Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Controlling Fixed Asset Collateral Agent);

(ii) will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by the ABL Collateral Agent or any ABL Claimholder or any other exercise by the ABL Collateral Agent or any ABL Claimholder of any rights and remedies relating to the ABL Priority Collateral, whether under the ABL Credit Documents or otherwise; and

(iii) subject to their rights under clause (a)(i) above and except as may be permitted in Section 3.01(c), will not object to the forbearance by the ABL Collateral Agent or any of the ABL Claimholders from bringing or pursuing any Collateral Enforcement Action;

provided, however, that, in the case of (A), (ii) and (iii) above, the Liens granted to secure the Fixed Asset Obligations of the Fixed Asset Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Article 2.

(b) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that the ABL Collateral Agent and the ABL Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of ABL Priority Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral (including, without limitation, exercising remedies under Cash Management Control Agreements) without any consultation with or the consent of any Fixed Asset Collateral Agent or any Fixed Asset Claimholder; provided, however, that the Lien securing the Fixed Asset Obligations shall remain on the Proceeds (other than those properly applied to the ABL Obligations) of such Collateral released or disposed of subject to the relative priorities described in Article 2. In exercising rights and remedies with respect to the ABL Priority Collateral, each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that the ABL Collateral Agent and the ABL Claimholders may enforce the provisions of the ABL Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure or other disposition, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that it will not seek, and hereby waives any right, to have any ABL Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

(c) Notwithstanding the foregoing, any Fixed Asset Collateral Agent and any Fixed Asset Claimholder may:

(i) file a claim or statement of interest with respect to the Fixed Asset Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action in order to create, perfect, preserve or protect its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement and shall not be adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the ABL Collateral Agent or the ABL Claimholders to exercise remedies in respect thereof;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Fixed Asset Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Fixed Asset Obligations and the Fixed Asset Priority Collateral; and

(vi) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Fixed Asset Standstill Period to the extent permitted by Section 3.01(a)(i).

Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that it will not take or receive any ABL Priority Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.01(a), 6.03(c)(i) and this Section 3.01(c), the sole right of the Fixed Asset Collateral Agents and the Fixed Asset Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Fixed Asset Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.

(d) Subject to Sections 3.01(a) and (c) and Section 6.03(c)(i):

(i) each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that it will not, except as not prohibited herein, take any action that would hinder any exercise of remedies under the ABL Credit Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise;

(ii) each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, hereby waives any and all rights it or the applicable Fixed Asset Claimholders may have as a junior lien creditor with respect to the ABL Priority Collateral or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Claimholders seek to enforce or collect the ABL Obligations or the Liens on the ABL Priority Collateral securing the ABL Obligations granted in any of the ABL Credit Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Claimholders is adverse to the interest of the Fixed Asset Claimholders; and

(iii) each Fixed Asset Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Fixed Asset Collateral Documents or any other Fixed Asset Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Credit Documents.

(e) Except as otherwise specifically set forth in Sections 3.01(a) and (d) and 3.05, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Fixed Asset Priority Collateral, in each case, in accordance with the terms of the applicable Fixed Asset Documents and applicable law; provided, however, that in the event that any Fixed Asset Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Fixed Asset Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Fixed Asset Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by any Fixed Asset Collateral Agent or any Fixed Asset Claimholders of payments of interest, principal and other amounts owed in respect of the applicable Fixed Asset Obligations so long as such receipt is not the direct or indirect result of the exercise by such Fixed Asset Collateral Agent or any Fixed Asset Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement of any Lien held by any of them, in each case in contravention of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Collateral Agent or the ABL Claimholders may have against the Grantors under the ABL Credit Documents, other than with respect to the Fixed Asset Priority Collateral solely to the extent expressly provided herein.

Section 3.02. Exercise of Remedies – Restrictions on ABL Collateral Agent. (a) Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Collateral Agent and the ABL Claimholders:

(i) will not exercise or seek to exercise any rights or remedies with respect to any Fixed Asset Priority Collateral or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the ABL Collateral Agent may exercise the rights provided for in Section 3.03 (with respect to any Access Period) and may exercise any or all such other rights or remedies after the passage of a period of at least

180 days has elapsed since the later of: (A) the date on which the ABL Collateral Agent declared the existence of any ABL Default and demanded the repayment of all the principal amount of any ABL Obligations; and (B) the date on which the Controlling Fixed Asset Collateral Agent received notice from the ABL Collateral Agent of such declaration of an ABL Default (the “ABL Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the ABL Collateral Agent or any ABL Claimholder exercise any rights or remedies (other than those under Section 3.03) with respect to the Fixed Asset Priority Collateral if, notwithstanding the expiration of the ABL Standstill Period, the Controlling Fixed Asset Collateral Agent shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the ABL Collateral Agent);

(ii) will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder or any other exercise by a Fixed Asset Collateral Agent or any Fixed Asset Claimholder of any rights and remedies relating to the Fixed Asset Priority Collateral, whether under the Fixed Asset Documents or otherwise; and

(iii) subject to their rights under clause (a)(i) above and except as may be permitted in Section 3.02(c), will not object to the forbearance by any Fixed Asset Collateral Agent or Fixed Asset Claimholders from bringing or pursuing any Collateral Enforcement Action;

provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the ABL Obligations of the ABL Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Article 2.

(b) Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that the Fixed Asset Collateral Agents and the Fixed Asset Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Fixed Asset Priority Collateral by the respective Grantors after a Fixed Asset Default) make determinations regarding the release, disposition, or restrictions with respect to the Fixed Asset Priority Collateral without any consultation with or the consent of the ABL Collateral Agent or any ABL Claimholder; provided, however, that the Lien securing the ABL Obligations shall remain on the Proceeds (other than those properly applied to the Fixed Asset Obligations) of such Collateral released or disposed of subject to the relative priorities described in Article 2. In exercising rights and remedies with respect to the Fixed Asset Priority Collateral, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that the Fixed Asset Collateral Agents and the Fixed Asset Claimholders may enforce the provisions of the Fixed Asset Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Fixed Asset Priority Collateral upon foreclosure or other disposition, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. The ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, agrees that it will not seek, and hereby waives any right, to have any Fixed Asset Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

(c) Notwithstanding the foregoing, the ABL Collateral Agent and any ABL Claimholder may:

(i) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action in order to create, perfect, preserve or protect its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement and shall not be adverse to the priority status of the Liens on the Fixed Asset Priority Collateral, or the rights of any Fixed Asset Collateral Agent or any of the Fixed Asset Claimholders to exercise remedies in respect thereof;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Fixed Asset Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Obligations and the ABL Priority Collateral; and

(vi) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the ABL Standstill Period to the extent permitted by Section 3.02(a)(i).

The ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that it will not take or receive any Fixed Asset Priority Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement.

Without limiting the generality of the foregoing, unless and until the Discharge of Fixed Asset Obligations has occurred, except as expressly provided in Sections 3.02(a), 3.03, 3.04, 6.03(c)(ii) and this Section 3.02(c), the sole right of the ABL Collateral Agent and the ABL Claimholders with respect to the Fixed Asset Priority Collateral is to hold a Lien on such Collateral pursuant to the ABL Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Fixed Asset Obligations has occurred.

(d) Subject to Sections 3.02(a) and (c) and Sections 3.03 and 6.03(c)(ii):

(i) the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, agrees that the ABL Collateral Agent and the ABL Claimholders will not, except as not prohibited herein, take any action that would hinder any exercise of remedies under the Fixed Asset Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Fixed Asset Priority Collateral, whether by foreclosure or otherwise;

(ii) the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, hereby waives any and all rights it or the ABL Claimholders may have as a junior lien creditor with respect to the Fixed Asset Priority Collateral or otherwise to object to the manner in which the any Fixed Asset Collateral Agent or the Fixed Asset Claimholders seek to enforce or collect the Fixed Asset Obligations or the Liens on the Fixed Asset Priority Collateral securing the Fixed Asset Obligations granted in any of the Fixed Asset Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Fixed Asset Collateral Agent or the Fixed Asset Claimholders is adverse to the interest of the ABL Claimholders; and

(iii) the ABL Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the ABL Collateral Documents or any other ABL Credit Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Fixed Asset Collateral Agents or the Fixed Asset Claimholders with respect to the Fixed Asset Priority Collateral as set forth in this Agreement and the Fixed Asset Documents.

(e) Except as otherwise specifically set forth in Sections 3.02(a) and (d) and 3.05, the ABL Collateral Agent and the ABL Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the ABL Credit Documents and applicable law; provided, however, that in the event that any ABL Claimholder becomes a judgment Lien creditor in respect of Fixed Asset Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Fixed Asset Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the ABL Collateral Agent or any ABL Claimholders of payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Collateral Agent or any ABL Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement of any Lien held by any of them, in each case in contravention of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Fixed Asset Collateral Agents or the Fixed Asset Claimholders may have against the Grantors under the Fixed Asset Documents, other than with respect to the ABL Priority Collateral solely to the extent expressly provided herein.

Section 3.03. Exercise of Remedies – Collateral Access Rights. (a) The ABL Collateral Agent and each Fixed Asset Collateral Agent agree not to commence any Collateral Enforcement Action until an Enforcement Notice has been given to the other Collateral Agent. Subject to the provisions of Sections 3.01 and 3.02 above, either Collateral Agent may join in any judicial proceedings commenced by the other Collateral Agent to enforce Liens on the Collateral; provided that neither Collateral Agent, nor the ABL Claimholders or the Fixed Asset Claimholders, as the case may be, shall interfere with the Collateral Enforcement Actions of the other with respect to Collateral in which such party has the priority Lien in accordance herewith.

(b) If any Fixed Asset Collateral Agent, or any agent or representative of any Fixed Asset Collateral Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or other real property of any Grantor, such Fixed Asset Collateral Agent shall promptly notify the ABL Collateral Agent of that fact in writing (such notice, a “Notice of Occupancy”) and the ABL Collateral Agent shall, within ten (10) Business Days after receipt of such notice, notify the Controlling Fixed Asset Collateral Agent as to whether the ABL Collateral Agent desires to exercise access rights under this Agreement (such notice, an “Access Acceptance Notice”), at which time the parties shall confer in good faith to coordinate with respect to the ABL Collateral Agent’s exercise of such access rights. Access rights may apply to differing parcels of Mortgaged Premises or other real property of any Grantor at differing times, in which case, a differing Access Period may apply to each such property. In the event that the ABL Collateral Agent elects to exercise its access rights as provided in this Agreement, each Fixed Asset Collateral Agent agrees, for itself and on behalf of the applicable Fixed Asset Claimholders, that in the event that any Fixed Asset Claimholder exercises its rights to sell or otherwise dispose of any Mortgaged Premises (or other real property) or other Fixed Asset Priority Collateral, whether before or after the delivery of a Notice of Occupancy to the ABL Collateral Agent, the Fixed Asset Collateral Agents shall provide access rights to the ABL Collateral Agent for the duration of the Access Period in accordance with this Agreement and if such a sale or other disposition occurs prior to the ABL Collateral Agent delivering an Access Acceptance Notice during the time period provided therefor, or if applicable, the expiration of the applicable Access Period, shall ensure that the purchaser or other transferee of such Mortgaged Premises (or other real property) or other Fixed Asset Priority Collateral provides the ABL Collateral Agent the opportunity to exercise its access rights, and upon delivery of an Access Acceptance Notice to such purchaser or transferee, continued access rights to the ABL for the duration of the applicable Access Period, in the manner and to the extent required by this Agreement.

(c) Upon delivery of notice to the Controlling Fixed Asset Collateral Agent as provided in Section 3.03(b), the Access Period shall commence for the subject parcel of Mortgaged Premises or other real property of any Grantor. During the Access Period, the ABL Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Fixed Asset Priority Collateral for the purpose of arranging for and effecting the sale or disposition of ABL Priority Collateral, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition. During any such Access Period, the ABL Collateral Agent and its agents, representatives and designees (and Persons employed on their respective behalves), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral. The ABL Collateral Agent shall take proper care of any Fixed Asset Priority Collateral that is used by the ABL Collateral Agent during the Access Period and repair and replace any physical damage (ordinary wear-and-tear excepted) caused by the ABL Collateral Agent or its agents, representatives or designees and the ABL Collateral Agent shall comply with all applicable laws in connection with its use or occupancy of the Fixed Asset Priority Collateral. The ABL Collateral Agent and the ABL Claimholders shall (to the extent that there are sufficient available proceeds of ABL Collateral for the purposes of paying such indemnity) indemnify and hold harmless the Fixed Asset Collateral Agents and the Fixed Asset Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under its control (ordinary wear-and-tear excepted) during the period in which the ABL Collateral Agent has actual occupation, use and/or control of any Fixed Asset Priority Collateral. Notwithstanding the foregoing, in no event shall the ABL Collateral Agent or the ABL Claimholders have any liability to the Fixed Asset Collateral Agents or the Fixed Asset Claimholders pursuant to this Section as a result of the condition of any Fixed Asset Priority Collateral existing prior to the date of the exercise by such ABL Collateral Agent and the ABL Claimholders of their rights under this Section, and the ABL Collateral Agent and the ABL Claimholders shall have no duty or liability to maintain the Fixed Asset Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Collateral Agent, or for any diminution in the value of the Fixed Asset Priority Collateral that results solely from ordinary wear and tear resulting from the use of the Fixed Asset Priority Collateral by the ABL Collateral Agent in the manner and for the time periods specified under this Section. The ABL Collateral Agent and the Fixed Asset Collateral Agents shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Fixed Asset Collateral Agents to show the Fixed Asset Priority Collateral to prospective purchasers and to ready the Fixed Asset Priority Collateral for sale.

(d) If any order or injunction is issued or stay is granted which prohibits the ABL Collateral Agent from exercising any of its rights hereunder, then at the ABL Collateral Agent’s option, the Access Period granted to the ABL Collateral Agent under this Section 3.03 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.03. If any Fixed Asset Collateral Agent shall foreclose or otherwise sell any of the Fixed Asset Priority Collateral, such Fixed Asset Collateral Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring the Fixed Asset Priority Collateral subject to the terms of this Agreement.

(e) The Fixed Asset Collateral Agents (in the case of any Additional Fixed Asset Collateral Agent, to the extent such access rights have been granted to such Collateral Agent) and, to the extent such rights have been granted by the Grantors under any Initial Fixed Asset Documents, the Grantors, agree that the ABL Collateral Agent shall have access, during the Access Period, as described herein and each such Grantor that owns any of the Mortgaged Premises grants a non-exclusive easement in gross over its property to permit the uses by the ABL Collateral Agent contemplated by this Section 3.03. Each Fixed Asset Collateral Agent consents to such easement and to the recordation of a collateral access easement agreement, in form and substance reasonably acceptable to the Controlling Fixed Asset Collateral Agent, in the relevant real estate records with respect to each parcel of real property that is now or hereafter subject to a Fixed Asset Mortgage. The ABL Collateral Agent agrees that upon either the occurrence of the Discharge of ABL Obligations or the expiration of the final Access Period with respect to any parcel of property covered by a Fixed Asset Mortgage, it shall, upon request, execute and deliver to the Controlling Fixed Asset Collateral Agent, or if a Discharge of Fixed Asset Obligations has occurred, to the respective Grantor, such documentation, in recordable form, as may reasonably be requested to terminate any and all rights with respect to such Access Periods.

Section 3.04. Exercise of Remedies – Intellectual Property Rights/Access to Information. Each Fixed Asset Collateral Agent (in the case of any Additional Fixed Asset Collateral Agent, to the extent such rights have been granted to such Collateral Agent) and, to the extent such rights have been granted by the Grantors under any Initial Fixed Asset Documents, each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Collateral Agent and its agents, representatives and designees (a) a royalty free, rent free non-exclusive license and lease to use all of the Fixed Asset Priority Collateral constituting Intellectual Property, to complete the sale of ABL Priority Collateral and (b) a royalty free non-exclusive license (which will be binding on any purchaser, successor or assignee of the Intellectual Property) to use any and all Intellectual Property, in each case, at any time in connection with its Collateral Enforcement Action; provided, however, the royalty free, rent free non-exclusive license and lease granted in clause (a) shall immediately expire upon the sale, lease, transfer or other disposition of all such ABL Priority Collateral.

Section 3.05. Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds. (a) The ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Collateral Agent or any ABL Claimholder exercises its rights of set-off against any Grantors’ Deposit Accounts or Securities Accounts that contain identifiable cash Proceeds of Fixed Asset Priority Collateral (but only to the extent that the ABL Collateral Agent has received a written notice from the Controlling Fixed Asset Collateral Agent stating that (i) a Fixed

Asset Default has occurred and is continuing and specifying the relevant Fixed Asset Default and (ii) certain identifiable cash proceeds which have been deposited in a Deposit Account or a Securities Account constitute Fixed Asset Priority Collateral and reasonably identifying the amount of such Proceeds and specifying the origin thereof), a percentage of the amount of such set-off equal to the percentage that such Proceeds bear to the total amount on deposit in or credited to the balance of such Deposit Accounts or Securities Accounts shall be deemed to constitute Fixed Asset Priority Collateral, which amount shall be held and distributed pursuant to Section 4.03; provided, however, that the foregoing shall not apply to any set-off by the ABL Collateral Agent against any ABL Priority Collateral to the extent applied to the payment of ABL Obligations.

(b) Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, acknowledges and agrees that prior to an issuance of an Enforcement Notice by a Fixed Asset Collateral Agent, all funds deposited in an account subject to a Cash Management Control Agreement that constitute ABL Priority Collateral and then applied to the ABL Obligations shall be treated as ABL Priority Collateral and, unless the ABL Collateral Agent has actual knowledge to the contrary, any claim that payments made to the ABL Collateral Agent through the Deposit Accounts and Securities Accounts that are subject to such Cash Management Control Agreements are identifiable cash Proceeds of or otherwise constitute Fixed Asset Priority Collateral are waived by the Fixed Asset Collateral Agents and the Fixed Asset Claimholders.

(c) The ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, and each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, further agree that prior to an issuance of an Enforcement Notice, any Proceeds of Collateral, whether or not deposited in an account subject to a deposit account control agreement or a securities account control agreement, shall not (as between the Collateral Agents, the ABL Claimholders and the Fixed Asset Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral.

ARTICLE 4

PAYMENTS.

Section 4.01. Application of Proceeds. (a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection or distribution on (or with respect to), such Collateral upon the exercise of remedies by the ABL Collateral Agent or any ABL Claimholder, shall be applied by the ABL Collateral Agent to the ABL Obligations in such order as specified in the relevant ABL Credit Documents. Upon the occurrence of the Discharge of ABL Obligations, the ABL Collateral Agent shall deliver to the Controlling Fixed Asset Collateral Agent any ABL Priority Collateral and Proceeds of ABL Priority Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Controlling Fixed Asset Collateral Agent to the Fixed Asset Obligations in such order as specified in Section 4.01(b).

(b) Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Fixed Asset Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection or distribution on (or with respect to), such Collateral upon the exercise of remedies by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder, shall be applied by the Controlling Fixed Asset Collateral Agent to the Fixed Asset Obligations in the following order: first, to payment of that portion of the Fixed Asset Obligations constituting fees, indemnities, expenses and other amounts payable to each Fixed Asset Collateral Agent in its capacity as such pursuant to the terms of any Fixed Asset Document; second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Fixed Asset Claimholders pursuant to the terms of any Fixed Asset Document; third, to the payment in full of Fixed Asset Obligations of each Series on a ratable basis, and with respect to the Fixed Asset Obligations of a given Series in accordance with the terms of the terms of the applicable Fixed Asset Documents; and fourth if the Discharge of ABL Obligations has occurred, to the Grantors and/or other Persons entitled thereto. Upon the occurrence of the Discharge of Fixed Asset Obligations, each Fixed Asset Collateral Agent shall deliver to the ABL Collateral Agent any Fixed Asset Priority Collateral and Proceeds of Fixed Asset Priority Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the ABL Collateral Agent to the ABL Obligations in such order as specified in the ABL Collateral Documents.

(c) Notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Fixed Asset Priority Collateral, the parties hereto acknowledge and agree that if as part of any Disposition any combination of Fixed Asset Priority Collateral and ABL Priority Collateral is being Disposed of in a single transaction or series of related transactions in which the aggregate sales price is not allocated between the ABL Priority Collateral, on the one hand, and the Fixed Asset Priority Collateral, on the other hand, that is the subject of such Disposition, including in connection with or as a result of the sale by any Grantor of the Capital Stock of any Grantor or a subsidiary thereof that owns assets constituting ABL Priority Collateral or Fixed Asset Priority Collateral, then, solely for purposes of this Agreement, the amount of such proceeds from such Disposition shall be allocated to the Fixed Asset Priority Collateral and ABL Priority Collateral in accordance with their respective Fair Market Values (provided that, in any event, the portion thereof allocated to the ABL Priority Collateral shall not be less than the net book value of such ABL Priority Collateral).

Section 4.02. Payments Over in Violation of Agreement. So long as neither the Discharge of ABL Obligations nor the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.03) received by any Collateral Agent or any Fixed Asset Claimholders or ABL Claimholders in connection with the exercise of any right or remedy (including set-off and the right to credit bid their debt) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Collateral Agent for the benefit of the Fixed Asset Claimholders or the ABL Claimholders, as the case may be, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Collateral Agent is hereby authorized by the other Collateral Agent to make any such endorsements as agent for the other Collateral Agent or any Fixed Asset Claimholders or ABL Claimholders, as the case may be. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations and Discharge of Fixed Asset Obligations have occurred.

Section 4.03. Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Collateral Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Credit Documents and (b) the Fixed Asset Collateral Agents or the Fixed Asset Claimholders may be applied, reversed and reapplied, in whole or in part, to the Fixed Asset Obligations in the order set forth in Section 4.01(b).

Section 4.04. Reinstatement. (a) To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of set-off or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Fixed Asset Claimholders, receiver or similar Person, whether in connection with any Insolvency or Liquidation Proceeding or otherwise, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Claimholders and the Fixed Asset Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the ABL Credit Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the ABL Claimholders and the Fixed Asset Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “ABL Obligations”.

(b) To the extent any payment with respect to any Fixed Asset Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of set-off or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Claimholders, receiver or similar Person, whether in connection with any Insolvency or Liquidation Proceeding or otherwise, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Fixed Asset Claimholders and the ABL Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition

Interest) to be paid pursuant to the Fixed Asset Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Fixed Asset Claimholders and the ABL Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Fixed Asset Obligations”.

ARTICLE 5

OTHER AGREEMENTS.

Section 5.01. Releases. (a) (i) If in connection with the exercise of the ABL Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.01, the ABL Collateral Agent, for itself or on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of each Fixed Asset Collateral Agent, for itself or for the benefit of the Fixed Asset Claimholders, on the ABL Priority Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. Each Fixed Asset Collateral Agent, for itself or on behalf of any such Fixed Asset Claimholders, promptly shall execute and deliver to the ABL Collateral Agent or such Grantor such termination statements, releases and other documents as the ABL Collateral Agent or such Grantor may reasonably request to effectively confirm such release.

(ii) If in connection with the exercise of the Controlling Fixed Asset Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.02, the Controlling Fixed Asset Collateral Agent, for itself or on behalf of any of the Fixed Asset Claimholders, releases any of its Liens on any part of the Fixed Asset Priority Collateral, then (x) the Liens, if any, of the ABL Collateral Agent, for itself or for the benefit of the ABL Claimholders, on the Fixed Asset Priority Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released and (y) the Liens, if any, of each Non-Controlling Fixed Asset Collateral Agent, for itself or for the benefit of the applicable Fixed Asset Claimholders, on the Fixed Asset Priority Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The ABL Collateral Agent, for itself or on behalf of any such ABL Claimholders, and each Non-Controlling Fixed Asset Collateral Agent, for itself or on behalf of any applicable Fixed Asset Claimholders, promptly shall execute and deliver to the Controlling Fixed Asset Collateral Agent or such Grantor such termination statements, releases and other documents as the Controlling Fixed Asset Collateral Agent or such Grantor may reasonably request to effectively confirm such release.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the ABL Credit Documents and the Fixed Asset Documents (other than in connection with the exercise of the respective Collateral Agent’s rights and remedies in respect of the Collateral as provided for in Sections 3.01 and 3.02), (i) the ABL Collateral Agent, for itself or on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, in each case other than (A) except with respect to Deposit Accounts, in connection with the occurrence of the Discharge of ABL Obligations or (B) after the occurrence and during the continuance of a Fixed Asset Default, then the Liens, if any, of each Fixed Asset Collateral Agent, for itself or for the benefit of the applicable Fixed Asset Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released, and (ii) the Controlling Fixed Asset Collateral Agent, for itself or on behalf of any of the applicable Fixed Asset Claimholders, releases any of its Liens on any part of the Fixed Asset Priority Collateral, in each case other than (A) in connection with the occurrence of the Discharge of Fixed Asset Obligations or (B) after the occurrence and during the continuance of an ABL Default, then the Liens, if any, of (x) the ABL Collateral Agent, for itself or for the benefit of the ABL Claimholders and (y) each Non-Controlling Fixed Asset Collateral Agent, for itself or for the benefit of the applicable Fixed Asset Claimholders, on such Collateral (or, if such Collateral includes the Capital Stock of any subsidiary, the Liens on Collateral owned by such subsidiary) shall be automatically, unconditionally and simultaneously released. The ABL Collateral Agent and each Fixed Asset Collateral Agent, each for itself and on behalf of any such ABL Claimholders or Fixed Asset Claimholders, as the case may be, promptly shall execute and deliver to the other Collateral Agents or such Grantor such termination statements, releases and other documents as the other Collateral Agents or such Grantor may reasonably request to effectively confirm such release.

(c) Until the Discharge of ABL Obligations and Discharge of Fixed Asset Obligations have occurred, the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, and each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, as the case may be, hereby irrevocably constitutes and appoints the other Collateral Agents and any officer or agent of the other Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Collateral Agent or such holder or in the Collateral Agent’s own name, from time to time in such Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.01, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.01, including any endorsements or other instruments of transfer or release.

(d) Until the Discharge of ABL Obligations and Discharge of Fixed Asset Obligations have occurred, to the extent that the Collateral Agents or the ABL Claimholders or the Fixed Asset Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then each other Collateral Agent, for itself and for the ABL Claimholders or applicable Fixed Asset Claimholders, as the case may be, shall be granted a Lien on any such Collateral, subject to the lien priority provisions of this Agreement.

Section 5.02. Insurance. (a) Unless and until the Discharge of ABL Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the ABL Credit Documents, each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders agrees, that (i) in accordance with, and to the extent provided by, the terms of the applicable ABL Credit Documents, the ABL Collateral Agent shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) in accordance with the terms of the applicable ABL Credit Documents, all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such ABL Priority Collateral and to the extent required by the ABL Credit Documents shall be paid to the ABL Collateral Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Credit Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no ABL Obligations are outstanding, and subject to the rights of the Grantors under the Fixed Asset Documents, to the Fixed Asset Collateral Agents for the benefit of the Fixed Asset Claimholders to the extent required under the Fixed Asset Collateral Documents and then, to the extent no Fixed Asset Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if any Fixed Asset Collateral Agent or any Fixed Asset Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Collateral Agent in accordance with the terms of Section 4.02.

(b) Unless and until the Discharge of Fixed Asset Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Fixed Asset Documents, the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, and each Fixed Asset Collateral Agent other than the Controlling Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, each agrees that (i) in accordance with, and to the extent provided by, the terms of the applicable Fixed Asset Documents, the Controlling Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Fixed Asset Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) in accordance with the terms of the applicable Fixed Asset Documents, all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Fixed Asset Priority Collateral and to the extent required by the Fixed Asset Documents shall be paid to the Fixed Asset Collateral Agents for the benefit of the Fixed Asset Claimholders pursuant to the terms of the Fixed Asset Documents and thereafter, to the extent no Fixed Asset Obligations are outstanding, and subject to the rights of the Grantors under the ABL Credit Documents, to the ABL Collateral Agent for the benefit of the ABL Claimholders to the extent required under the ABL Collateral Documents and then, to the extent no ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the ABL Collateral Agent or any ABL Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Controlling Fixed Asset Collateral Agent in accordance with the terms of Section 4.02.

(c) To effectuate the foregoing, the Collateral Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any Proceeds are received for business interruption or for any liability or indemnification and those Proceeds are not compensation for a casualty loss with respect to the Fixed Asset Priority Collateral, such Proceeds shall first be applied to repay the ABL Obligations (to the extent required pursuant to the ABL Credit Agreement) and then be applied, to the extent required by the Fixed Asset Documents, to the Fixed Asset Obligations.

(d) Subject to the Grantor’s rights under the Credit Documents, if any insurance claim includes both ABL Priority Collateral and Fixed Asset Priority Collateral and the insurer will not settle such claim separately with respect to ABL Priority Collateral and Fixed Asset Priority Collateral, and if the ABL Collateral Agent and the applicable Fixed Asset Collateral Agents are unable after negotiating in good faith to agree on the settlement for such claim, either such Person may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties, in each case, to the extent such settlement rights are provided to the ABL Collateral Agent and the applicable Fixed Asset Collateral Agents in the applicable Credit Documents.

Section 5.03. Amendments to ABL Credit Documents and Fixed Asset Documents; Refinancing. (a) The Fixed Asset Documents may be amended, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms and the Fixed Asset Obligations may be Refinanced, in each case, without notice to, or the consent of the ABL Collateral Agent or the ABL Claimholders, all without affecting the lien priority or subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt, or their respective agent or representative on the behalf of such holders, bind themselves in a writing addressed to the ABL Collateral Agent and any other existing Collateral Agents to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not contravene any provision of this Agreement.

(b) The ABL Credit Documents may be amended, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms and the ABL Credit Agreement may be Refinanced, in each case, without notice to, or the consent of any Fixed Asset Collateral Agent or the Fixed Asset Claimholders, all without affecting the lien priority or subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt, or their respective agent or representative on the behalf of such holders, bind themselves in a writing addressed to the Fixed Asset Collateral Agents to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not contravene any provision of this Agreement.

(c) On or after any Refinancing, and the receipt of notice thereof, which notice shall include the identity of a new or replacement Collateral Agent or other agent serving the same or similar function, each existing Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such new or replacement Collateral Agent may reasonably request in order to provide to such new or replacement Collateral Agent the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

(d) The ABL Collateral Agent and each Fixed Asset Collateral Agent shall each use good faith efforts to notify the other parties hereto of any written amendment or modification to any ABL Loan Document or any Fixed Asset Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

Section 5.04. Bailees for Perfection. (a) Each Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the ABL Claimholders or the Fixed Asset Claimholders, as the case may be, and as bailee for the other Collateral Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Credit Documents and the Fixed Asset Documents, respectively, subject to the terms and conditions of this Section 5.04.

(b) No Collateral Agent shall have any obligation whatsoever to the other Collateral Agents, to any ABL Claimholder, or to any Fixed Asset Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.04. The duties or responsibilities of the respective Collateral Agents under this Section 5.04 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.04 and delivering the Pledged Collateral upon an occurrence of the Discharge of ABL Obligations or Discharge of Fixed Asset Obligations, as the case may be, as provided in paragraph (d) below.

(c) No Collateral Agent acting pursuant to this Section 5.04 shall have by reason of the ABL Credit Documents, the Fixed Asset Documents, this Agreement or any other document a fiduciary relationship in respect of the other Collateral Agent, or any ABL Claimholders or any Fixed Asset Claimholders.

(d) Upon the occurrence of the Discharge of ABL Obligations or the Discharge of Fixed Asset Obligations, as the case may be, the Collateral Agent under the debt facility which has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements and without recourse or warranty, first, to the other Collateral Agent (for the avoidance of doubt, in the case of the Discharge of ABL Obligations, to the Controlling Fixed Asset Collateral Agent) to the extent the other Obligations (other than contingent indemnification obligations for which no claim has been made) remain outstanding, and second, to the applicable Grantor to the extent no ABL Obligations or Fixed Asset Obligations, as the case may be, remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each Collateral Agent further agrees, to the extent that any ABL Obligations or Fixed Asset Obligations (other than applicable contingent indemnification obligations for which no claim has been made) remain outstanding, to take all other commercially reasonable action as shall be reasonably requested by the other Collateral Agent or the Company, at the sole cost and expense of the Credit Parties, to permit such other Collateral Agent to obtain, to the extent required by the applicable ABL Credit Documents or Fixed Asset Documents, for the benefit of the ABL Claimholders or Fixed Asset Claimholders, as applicable, a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

(e) Subject to the terms of this Agreement, (i) until the Discharge of ABL Obligations has occurred, the ABL Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other ABL Credit Documents, but only to the extent that such Collateral constitutes ABL Priority Collateral, as if the Liens of the Fixed Asset Collateral Agents and Fixed Asset Claimholders did not exist and (ii) until the Discharge of Fixed Asset Obligations has occurred, the Controlling Fixed Asset Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Fixed Asset Documents, but only to the extent that such Collateral constitutes Fixed Asset Priority Collateral, as if the Liens of the ABL Collateral Agent and ABL Claimholders did not exist. In furtherance of the foregoing, promptly following the occurrence of the Discharge of ABL Obligations, unless a New Debt Notice in respect of new ABL Credit Documents shall have been delivered as provided in Section 5.05, the ABL Collateral Agent hereby agrees to deliver, at the cost and expense of the Credit Parties, to each bank and securities intermediary, if any, that is counterparty to a deposit account control agreement or securities account control agreement, as applicable, written notice as contemplated in such deposit account control agreement or securities account control agreement, as applicable, directing such bank or securities intermediary, as applicable, to comply with the instructions of the Controlling Fixed Asset Collateral Agent, unless the Discharge of Fixed Asset Obligations has occurred (as certified to the ABL Collateral Agent by the Company), in which case, such deposit account control agreement or securities account control agreement, as the case may be, shall be terminated in accordance with its terms.

(f) Notwithstanding anything in this Agreement to the contrary:

(i) each of the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, agrees that any requirement under any ABL Collateral Document that any Grantor deliver any Collateral that constitutes Fixed Asset Priority Collateral to the ABL Collateral Agent, or that requires any Grantor to vest the ABL Collateral Agent with possession or “control” (as defined in the UCC) of any Collateral that constitutes Fixed Asset Priority Collateral, in each case, shall be deemed satisfied to the extent that, prior to the occurrence of the Discharge of Fixed Asset Obligations (other than contingent indemnification obligations for which no claim has been made), such Collateral is delivered to the Controlling Fixed Asset Collateral Agents, or the Controlling Fixed Asset Collateral Agents shall have been vested with such possession or (unless, pursuant to the UCC, control may be given concurrently to the ABL Collateral Agent and the Controlling Fixed Asset Collateral Agent) “control”, in each case, subject to the provisions of Section 5.04;

(ii) each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that any requirement under any applicable Fixed Asset Collateral Document that any Grantor deliver any Collateral that constitutes ABL Priority Collateral to such Fixed Asset Collateral Agent, or that requires any Grantor to vest such Fixed Asset Collateral Agent with possession or “control” (as defined in the UCC) of any Collateral that constitutes ABL Priority Collateral, in each case, shall be deemed satisfied to the extent that, prior to the occurrence of the Discharge of ABL Obligations (other than contingent indemnification obligations for which no claim has been made), such Collateral is delivered to the ABL Collateral Agent, or the ABL Collateral Agent shall have been vested with such possession or “control”, in each case, subject to the provisions of Section 5.04;

(iii) each of the Fixed Asset Collateral Agents, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that any requirement under any Fixed Asset Collateral Document that any Grantor deliver any Collateral that constitutes Fixed Asset Collateral to such Fixed Asset Collateral Agent, or that requires any Grantor to vest such Fixed Asset Collateral Agent with possession or “control” (as defined in the UCC) of any Collateral that constitutes Fixed Asset Collateral, in each case, shall be deemed satisfied to the extent that, prior to the occurrence of the Discharge of Initial Fixed Asset Obligations (other than contingent indemnification obligations for which no claim has been made), such Collateral is delivered to the Controlling Fixed Asset Collateral Agent, or the Controlling Fixed Asset Collateral Agent shall have been vested with such possession or “control”, in each case, subject to the provisions of Section 5.04.

Section 5.05. When Discharge of ABL Obligations and Discharge of Fixed Asset Obligations Deemed to Not Have Occurred. If in connection with the Discharge of ABL Obligations or the Discharge of Fixed Asset Obligations, any Borrower either substantially concurrently or at any time thereafter (other than during the pendency of any Insolvency or Liquidation Proceeding) enters into any Refinancing of any ABL Obligation or Fixed Asset Obligation, as the case may be, which Refinancing is permitted by both the Fixed Asset Documents and the ABL Credit Documents, in each case, to the extent such documents will remain in effect following, or are in effect at the time of, such Refinancing, then such Discharge of ABL Obligations or the Discharge of Fixed Asset Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken pursuant to this Agreement as a result of the occurrence of such Discharge of ABL Obligations or Discharge of Fixed Asset Obligations, as applicable) and, from and after the date on which the New Debt Notice is delivered to the appropriate Collateral Agents in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as ABL Obligations or Fixed Asset Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Collateral Agent or applicable Fixed Asset Collateral Agent, as the case may be, under such new ABL Credit Documents or new Fixed Asset Documents shall be the ABL Collateral Agent or a Fixed Asset Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that a Borrower has entered into new ABL Credit Documents or new Fixed Asset Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new collateral agent, such agent, the “New Agent”), the other Collateral Agents shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Borrower or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to any New Agent that is the Controlling Fixed Asset Collateral Agent at such time any Pledged Collateral (that is Fixed Asset Priority Collateral, in the case of a New Agent that is the agent under any new Fixed Asset Documents or that is ABL Priority Collateral, in the case of a New Agent that is the agent under any new ABL Credit Documents) held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the other Collateral Agents for the benefit of the ABL Claimholders or the Fixed Asset Claimholders, as the case may be, to be bound by the terms of this Agreement. If the new ABL Obligations under the new ABL Credit Documents or the new Fixed Asset Obligations under the new Fixed Asset Documents are secured by assets of the Grantors constituting Collateral that do not also secure the other Obligations, then, unless and to the extent such Collateral is not required to be granted under the applicable Additional Fixed Asset Documents, the other Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the ABL Credit Documents, the Fixed Asset Collateral Documents and this Agreement.

Section 5.06. Additional Fixed Asset Debt. The Company and the other applicable Grantors will be permitted to designate as an additional holder of Fixed Asset Obligations hereunder each Person who is, or who becomes or who is to become, the registered holder of any Additional Fixed Asset Debt incurred by the Company or such Grantor after the date of this Agreement in accordance with the terms of all applicable Additional Fixed Asset Documents and the ABL Credit Documents. Upon the issuance or incurrence of any such Additional Fixed Asset Debt:

(a) The Company shall deliver to the Fixed Asset Collateral Agents and the ABL Collateral Agent an officers’ certificate stating that the Company or such Grantor intends to enter into an Additional Fixed Asset Instrument and certifying that the issuance or incurrence of Additional Fixed Asset Debt under such Additional Fixed Asset Instrument is permitted by the ABL Credit Documents and each applicable Additional Fixed Asset Documents;

(b) the administrative agent or trustee and collateral agent for such Additional Fixed Asset Debt shall execute and deliver to the Collateral Agents a Joinder Agreement pursuant to which it becomes a Fixed Asset Collateral Agent hereunder, the Additional Fixed Asset Debt in respect of which such Person is a Fixed Asset Collateral Agent constitutes Fixed Asset Obligations and the related Additional Fixed Asset Claimholders become subject hereto and bound hereby as Fixed Asset Claimholders;

(c) the Fixed Asset Collateral Documents in respect of such Additional Fixed Asset Debt shall be subject to, and shall comply with, Sections 2.03 and 2.04 of this Agreement; and

(d) each existing Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or the Additional Fixed Asset Collateral Agent for such Additional Fixed Asset Debt may reasonably request (at the Grantors’ sole expense) in order to provide to them the rights, remedies and powers and authorities contemplated hereby, in each consistent in all respects with the terms of this Agreement.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Credit Document.

ARTICLE 6

INSOLVENCY OR LIQUIDATION PROCEEDINGS.

Section 6.01. Finance Issues. (a) Until the Discharge of ABL Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Collateral Agent shall desire to permit the use of “Cash Collateral” (used in this Article 6 as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral on which the ABL Collateral Agent or any other creditor has a Lien or to permit any Grantor to obtain financing, whether from the ABL Claimholders or any other Person, that is secured by ABL Priority Collateral under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) the Fixed Asset Collateral Agents and the Fixed Asset Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Fixed Asset Priority Collateral, and (ii) the terms of the DIP Financing (A) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, and (C) do not require that any Lien of the Fixed Asset Collateral Agents on the Fixed Asset Priority Collateral be subordinated to or pari passu with the Lien on the Fixed Asset Priority Collateral securing such DIP Financing. To the extent the Liens securing the ABL Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) and (ii) above, each Fixed Asset Collateral Agent will subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Collateral Agent or to the extent permitted by Section 6.03.

(b) Until the Discharge of Fixed Asset Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Claimholders shall not be supporting any DIP Financing or use of Cash Collateral as contemplated by clause (a) of this Section 6.01, then if any Fixed Asset Collateral Agent or Fixed Asset Claimholders desire to permit any Grantor to obtain DIP Financing secured by Fixed Asset Priority Collateral, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that it will raise no objection to such DIP Financing so long as such DIP Financing meet the following requirements: (i) the ABL Collateral Agent and the Fixed Asset Claimholders retain the right to object to any ancillary agreements or arrangements regarding the DIP Financing that are materially prejudicial to their interests in the ABL Priority Collateral, and (ii) the terms of the DIP Financing (A) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, and (C) such DIP Financing is not secured by any ABL Priority Collateral. To the extent the Liens securing the Fixed Asset Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) and (ii) above, the ABL Collateral Agent will subordinate its Liens in the Fixed Asset Priority Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Controlling Fixed Asset Collateral Agent or to the extent permitted by Section 6.03).

Section 6.02. Relief from the Automatic Stay. (a) Until the Discharge of ABL Obligations has occurred, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Collateral Agent, unless a motion for adequate protection permitted under Section 6.03 has been denied by the bankruptcy court.

(b) Until the Discharge of Fixed Asset Obligations has occurred, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Fixed Asset Priority Collateral (other than to the extent such relief is required to exercise its rights under Section 3.03), without the prior written consent of the Controlling Fixed Asset Collateral Agent, unless a motion for adequate protection permitted under Section 6.03 has been denied by the bankruptcy court.

Section 6.03. Adequate Protection. (a) Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(i) any request by the ABL Collateral Agent or the ABL Claimholders for adequate protection with respect to the ABL Priority Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute ABL Priority Collateral and (B) if such additional assets or property shall also constitute Fixed Asset Priority Collateral, (1) a Lien shall have been created in favor of the Fixed Asset Claimholders in respect of such Collateral and (2) the Lien in favor of the ABL Claimholders shall be subordinated to the extent set forth in this Agreement; or

(ii) any objection by the ABL Collateral Agent or the ABL Claimholders to any motion, relief, action or proceeding based on the ABL Collateral Agent or the ABL Claimholders claiming a lack of adequate protection; provided that if the ABL Collateral Agent is granted adequate protection in the form of additional collateral of any Grantor, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders may seek or request adequate protection in the form of Lien on such additional collateral; it being understood and agreed that (A) if such additional collateral shall also constitute Fixed Asset Priority Collateral, the Lien on such additional collateral in favor of the ABL Collateral Agent shall be subordinate to the Lien on such additional collateral in favor of the Fixed Asset Collateral Agents and (B) if such additional collateral shall also constitute ABL Priority Collateral, the Lien on such additional collateral in favor of the ABL Collateral Agent shall be senior to the Lien on such additional collateral in favor of the Fixed Asset Collateral Agents, in each case with respect to the foregoing clauses (A) and (A), to the extent required by this Agreement.

(b) The ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(i) any request by the Controlling Fixed Asset Collateral Agent for adequate protection with respect to the Fixed Asset Priority Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Fixed Asset Collateral and (B) if such additional assets or property shall also constitute ABL Priority Collateral, (1) a Lien shall have been created in favor of the ABL Claimholders in respect of such Collateral and (2) the Lien in favor of the Fixed Asset Claimholders shall be subordinated to the extent set forth in this Agreement; or

(ii) any objection by the Controlling Fixed Asset Collateral Agent to any motion, relief, action or proceeding based on the Controlling Fixed Asset Collateral Agent claiming a lack of adequate protection; provided that if the Fixed Asset Collateral Agents are granted adequate protection in the form of additional collateral of any Grantor, the ABL Collateral Agent and the ABL Claimholders may seek or request adequate protection in the form of Lien on such additional collateral; it being understood and agreed that (A) if such additional collateral shall also constitute ABL Priority Collateral, the Lien on such additional collateral in favor of the Fixed Asset Collateral Agents shall be subordinate to the Lien on such additional collateral in favor of the ABL Collateral Agent and (B) if such additional collateral shall also constitute Fixed Asset Priority Collateral, the Lien on such additional collateral in favor of the Fixed Asset Collateral Agents shall be senior to the Lien on such additional collateral in favor of the ABL Collateral Agent, in each case with respect to the foregoing clauses (A) and (A), to the extent required by this Agreement.

(c) Notwithstanding the foregoing provisions in this Section 6.03, in any Insolvency or Liquidation Proceeding:

(i) if the ABL Claimholders (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral) in connection with any Cash Collateral use or DIP Financing, then the Controlling Fixed Asset Collateral Agent, on behalf of itself or any of the Fixed Asset Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Fixed Asset Collateral Agents on ABL Priority Collateral;

(ii) if the Fixed Asset Claimholders (or any subset thereof) are granted adequate protection with respect to the Fixed Asset Priority Collateral in the form of additional collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted Fixed Asset Priority Collateral) in connection with any Cash Collateral use or DIP Financing, then the ABL Collateral Agent, on behalf of itself or any of the ABL Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Fixed Asset Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the ABL Collateral Agent on Fixed Asset Priority Collateral;

(iii) in the event the ABL Collateral Agent, on behalf of itself or any of the ABL Claimholders, seeks or requests adequate protection in respect of ABL Priority Collateral and such adequate protection is granted in the form of additional collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral), then the ABL Collateral Agent, on behalf of itself and any of the ABL Claimholders, agrees that the Fixed Asset Collateral Agents may also be granted a Lien on the same additional collateral as security for the Fixed Asset Obligations and for any Cash Collateral use or DIP Financing provided by the Fixed Asset Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and any of the applicable Fixed Asset Claimholders, agrees that any Lien on such additional collateral securing the Fixed Asset Obligations shall be subordinated to the Liens on such collateral securing the ABL Obligations, any such use of Cash Collateral or any such DIP Financing provided by the Fixed Asset Claimholders (and all Obligations relating thereto) and to any other Liens granted to the Fixed Asset Claimholders as adequate protection, all on the same basis as the other Liens of the Fixed Asset Collateral Agents on ABL Priority Collateral; and

(iv) in the event any Fixed Asset Collateral Agent, on behalf of itself or any of the Fixed Asset Claimholders, seeks or requests adequate protection in respect of Fixed Asset Priority Collateral and such adequate protection is granted in the form of additional collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted Fixed Asset Priority Collateral), then each Fixed Asset Collateral Agent, on behalf of itself and any of the Fixed Asset Claimholders, agrees that the ABL Collateral Agent may also be granted a Lien on the same additional collateral as security for the ABL Obligations and for any Cash Collateral use or DIP Financing provided by the ABL Claimholders, and the ABL Collateral Agent, on behalf of itself and any of the ABL Claimholders, agrees that any Lien on such additional collateral securing the ABL Obligations shall be subordinated to the Liens on such collateral securing the Fixed Asset Obligations, any such use of Cash Collateral or any such DIP Financing provided by the ABL Claimholders (and all Obligations relating thereto) and to any other Liens granted to the ABL Claimholders as adequate protection, all on the same basis as the other Liens of the ABL Collateral Agent on Fixed Asset Priority Collateral.

(d) Except as otherwise expressly set forth in this Article 6 or in connection with the exercise of remedies with respect to (i) the ABL Priority Collateral, nothing herein shall limit the rights of the Fixed Asset Collateral Agents or the Fixed Asset Claimholders from seeking adequate protection with respect to their rights in the Fixed Asset Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Fixed Asset Priority Collateral, nothing herein shall limit the rights of the ABL Collateral Agent or the ABL Claimholders from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

Section 6.04. Avoidance Issues. If any ABL Claimholder or Fixed Asset Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Fixed Asset Obligations, as the case may be (a “Recovery”), then such ABL Claimholders or Fixed Asset Claimholders shall be entitled to a reinstatement of ABL Obligations or the Fixed Asset Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 6.05. Post-Petition Interest. (a) No Fixed Asset Collateral Agent nor any Fixed Asset Claimholder shall oppose or seek to challenge any claim by the ABL Collateral Agent or any ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien securing any ABL Claimholder’s claim, without regard to the existence of the Lien of the Fixed Asset Collateral Agent on behalf of the Fixed Asset Claimholders on the Collateral.

(b) Neither the ABL Collateral Agent nor any other ABL Claimholder shall oppose or seek to challenge any claim by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder for allowance in any Insolvency or Liquidation Proceeding of Fixed Asset Obligations consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien securing any Fixed Asset Claimholder’s claim, without regard to the existence of the Lien of the ABL Collateral Agent on behalf of the ABL Claimholders on the Collateral.

Section 6.06. Waiver – 1111(b)(2) Issues. (a) Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, waives any claim it may hereafter have against any ABL Claimholder arising out of the election of any ABL Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or out of any grant of a security interest in connection with the ABL Priority Collateral in any Insolvency or Liquidation Proceeding.

(b) The ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, waives any claim it may hereafter have against any Fixed Asset Claimholder arising out of the election of any Fixed Asset Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or out of any grant of a security interest in connection with the Fixed Asset Priority Collateral in any Insolvency or Liquidation Proceeding.

Section 6.07. Separate Grants of Security and Separate Classification. (a) Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, and the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, acknowledges and agrees that the grants of Liens pursuant to the ABL Collateral Documents and the Fixed Asset Collateral Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Fixed Asset Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. In furtherance of the foregoing, the Fixed Asset Collateral Agent, each for itself and on behalf of the applicable Fixed Asset Claimholders, and the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, each agrees that the Fixed Asset Claimholders and the ABL Claimholders will vote as separate classes in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding and that no Collateral Agent nor any Claimholder will seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding.

(b) To further effectuate the intent of the parties as provided in this Section 6.07, if it is held that the claims of the Fixed Asset Claimholders and the ABL Claimholders in respect of the Fixed Asset Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders and the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, hereby acknowledges and agrees that, subject to 2.01 and 4.01, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Fixed Asset Collateral (with the effect being that, to the extent that the aggregate value of the Fixed Asset Collateral is sufficient (for this purpose ignoring all claims held by the ABL Claimholders), the Fixed Asset Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the Fixed Asset Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the ABL Claimholders, with the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, hereby acknowledging and agreeing to turn over to the Controlling Fixed Asset Collateral Agent, for itself and on behalf of the Non-Controlling Fixed Asset Collateral Agent and the Fixed Asset Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the ABL Claimholders).

(c) To further effectuate the intent of the parties as provided in this Section 6.07, if it is held that the claims of the Fixed Asset Claimholders and the ABL Claimholders in respect of the ABL Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders and the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, hereby acknowledges and agrees that, subject to Sections 2.01 and 4.01, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the ABL Collateral (with the effect being that, to the extent that the aggregate value of the ABL Collateral is sufficient (for this purpose ignoring all claims held by the Fixed Asset Claimholders), the ABL Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the ABL Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Fixed Asset Claimholders, with each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, hereby acknowledging and agreeing to turn over to the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Fixed Asset Claimholders).

(d) Notwithstanding anything in the foregoing to the contrary, each Fixed Asset Collateral Agent and the Fixed Asset Claimholders, on the one hand, and the ABL Collateral Agent and the ABL Claimholders, on the other hand, shall retain the right to vote and otherwise act in any Insolvency or Liquidation Proceeding (including the right to vote to accept or reject any plan of reorganization) to the extent not inconsistent with the provisions hereof.

Section 6.08. Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement (including, without limitation, Section 2.01) are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

Section 6.09. Sales. Subject to Sections 3.01(c)(v) and 3.02(c)(v) and 3.03, each Collateral Agent agrees that it will consent, and will not object or oppose, or support any party in opposing, a motion to dispose of any Priority Collateral of the other party free and clear of any Liens or other claims under Section 363 of the Bankruptcy Code if the requisite ABL Claimholders under the ABL Credit Agreement or Fixed Asset Claimholders under the applicable Fixed Asset Documents, as the case may be, have consented to such disposition of their respective Priority Collateral, such motion does not impair, subject to the priorities set forth in this Agreement, the rights of such party under Section 363(k) of the Bankruptcy Code (so long as the right of any Fixed Asset Claimholder to offset its claim against the purchase price for any ABL Priority Collateral exists only after the ABL Obligations have been paid in full in cash, and so long as the right of any ABL Claimholder to offset its claim against the purchase price for any Fixed Asset Priority Collateral exists only after the Fixed Asset Obligations have been paid in full in cash), and the terms of any proposed order approving such transaction provide for the respective Liens to attach to the proceeds of the Priority Collateral that is the subject of such disposition, subject to the Lien priorities in Section 2.01 and the other terms and conditions of this Agreement. Each Fixed Asset Collateral Agent and the ABL Collateral Agent further agrees that it will not oppose, or support any party in opposing, the right of the other party to credit bid under Section 363(k) of the Bankruptcy Code, subject to the provision of the immediately preceding sentence.

ARTICLE 7

RELIANCE; WAIVERS, ETC.

Section 7.01. Reliance. Other than any reliance on the terms of this Agreement, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders under its ABL Credit Documents, acknowledges that it and such ABL Claimholders have, independently and without reliance on any Fixed Asset Collateral Agent or any Fixed Asset Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such ABL Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Credit Agreement or this Agreement. Other than any reliance on the terms of this Agreement, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, acknowledges that it and the Fixed Asset Claimholders have, independently and without reliance on the ABL Collateral Agent or any ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Fixed Asset Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Fixed Asset Documents or this Agreement.

Section 7.02. No Warranties or Liability. The ABL Collateral Agent, on behalf of itself and the ABL Claimholders under the ABL Credit Documents, acknowledges and agrees that no Fixed Asset Collateral Agent nor any Fixed Asset Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Fixed Asset Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Fixed Asset Documents in accordance with law and the Fixed Asset Documents, as they may, in their sole discretion, deem appropriate. Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, acknowledges and agrees that neither the ABL Collateral Agent nor any ABL Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the ABL Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the ABL Collateral Agent and the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Credit Documents in accordance with law and the ABL Credit Documents, as they may, in their sole discretion, deem appropriate. No Fixed Asset Collateral Agent nor any Fixed Asset Claimholders shall have any duty to the ABL Collateral Agent or any of the ABL Claimholders, and the ABL Collateral Agent and the ABL Claimholders shall have no duty to any Fixed Asset Collateral Agent or any of the Fixed Asset Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Credit Documents and the Fixed Asset Documents), regardless of any knowledge thereof which they may have or be charged with.

Section 7.03. No Waiver of Lien Priorities. (a) No right of the Collateral Agents, the ABL Claimholders or the Fixed Asset Claimholders to enforce any provision of this Agreement or any ABL Credit Document or Fixed Asset Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Collateral Agents, ABL Claimholders or Fixed Asset Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Credit Documents or any of the Fixed Asset Documents, regardless of any knowledge thereof which the Collateral Agents or the ABL Claimholders or Fixed Asset Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Credit Documents and Fixed Asset Documents and subject to the provisions of Sections 2.03, 2.04 and 5.03), the Collateral Agents, the ABL Claimholders and the Fixed Asset Claimholders may, at any time and from time to time in accordance with the ABL Credit Documents and Fixed Asset Documents and/or applicable law, without the consent of, or notice to, the other Collateral Agent or the ABL Claimholders or the Fixed Asset Claimholders (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Agents or any rights or remedies under any of the ABL Credit Documents or the Fixed Asset Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

(c) Except as otherwise provided herein, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, also agrees that the Fixed Asset Claimholders and the Fixed Asset Collateral Agents shall have no liability to the ABL Collateral Agent or any ABL Claimholders, and the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, hereby waives any claim against any Fixed Asset Claimholder or any Fixed Asset Collateral Agent, arising out of any and all actions which the Fixed Asset Claimholders or any Fixed Asset Collateral Agent may take or permit or omit to take with respect to:

(i) the Fixed Asset Documents;

(ii) the collection of the Fixed Asset Obligations; or

(iii) the foreclosure upon, or sale, liquidation or other disposition of, any Fixed Asset Collateral.

The ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that the Fixed Asset Claimholders and the Fixed Asset Collateral Agents have no duty to them in respect of the maintenance or preservation of the Fixed Asset Priority Collateral, the Fixed Asset Obligations or otherwise.

(d) Except as otherwise provided herein, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, also agrees that the ABL Claimholders and the ABL Collateral Agent shall have no liability to the Fixed Asset Collateral Agents or any Fixed Asset Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, hereby waives any claim against any ABL Claimholder or the ABL Collateral Agent, arising out of any and all actions which the ABL Claimholders or the ABL Collateral Agent may take or permit or omit to take with respect to:

(i) the ABL Credit Documents;

(ii) the collection of the ABL Obligations; or

(iii) the foreclosure upon, or sale, liquidation or other disposition of, any ABL Collateral.

Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that the ABL Claimholders and the ABL Collateral Agent have no duty to them in respect of the maintenance or preservation of the ABL Priority Collateral, the ABL Obligations or otherwise.

(e) Until the Discharge of Fixed Asset Obligations has occurred, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Fixed Asset Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(f) Until the Discharge of ABL Obligations has occurred, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 7.04. Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Claimholders and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Credit Documents or any Fixed Asset Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Fixed Asset Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Credit Document or any Fixed Asset Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Fixed Asset Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Collateral Agent, the ABL Obligations, any ABL Claimholder, the Fixed Asset Collateral Agent, the Fixed Asset Obligations or any Fixed Asset Claimholder in respect of this Agreement.

ARTICLE 8

MISCELLANEOUS.

Section 8.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Credit Document or any Fixed Asset Document, the provisions of this Agreement shall govern and control.

Section 8.02. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the ABL Claimholders and Fixed Asset Claimholders may continue, at any time and without notice to any Collateral Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Collateral Agents, on behalf of itself and the ABL Claimholders or the Fixed Asset Claimholders, as the case may be, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each Collateral Agent, on behalf of the applicable Claimholders, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the ABL Collateral Agent, the ABL Claimholders and the ABL Obligations has occurred, on the date the Discharge of ABL Obligations has occurred, subject to the rights of the ABL Claimholders under Section 6.04; and

(b) with respect to the Fixed Asset Collateral Agents, the Fixed Asset Claimholders and the Fixed Asset Obligations, on the date the Discharge of Fixed Asset Obligations has occurred, subject to the rights of the Fixed Asset Claimholders under Section 6.04;

provided that, subject to Section 5.05, if a Refinancing of any ABL Obligations or Fixed Asset Obligations, as the case may be, is entered into following such termination, (i) in the case of a Refinancing of any Fixed Asset Obligations, the ABL Collateral Agent on behalf of the ABL Claimholders and the ABL Obligations, and (ii) in the case of a Refinancing of any ABL Obligations, the Fixed Asset Collateral Agents on behalf of the Fixed Asset Claimholders and the Fixed Asset Obligations, agree to, upon the request of any Grantor, restore this Agreement on the terms and conditions set forth herein.

Section 8.03. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any Fixed Asset Collateral Agent or the ABL Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that such amendment, modification or waiver (i) adversely affects or impairs its rights hereunder, under the Fixed Asset Documents or under the ABL Credit Documents or (ii) imposes any additional obligation or liability upon it (which, for the avoidance of doubt, in the case of each of clauses (i) and (ii), shall include any amendment, modification or waiver of Section 4.01(c), 5.01(b), 5.02, 5.03, 5.04, 5.05, 5.06, 8.02, 8.03, 8.08 and 8.16).

Section 8.04. Information Concerning Financial Condition of the Grantors and their Subsidiaries. The ABL Collateral Agent and the ABL Claimholders, on the one hand, and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Fixed Asset Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Fixed Asset Obligations. Neither the ABL Collateral Agent and the ABL Claimholders, on the one hand, nor the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Collateral Agent or any of the ABL Claimholders, on the one hand, or any Fixed Asset Collateral Agent and the Fixed Asset Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(c) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(d) to provide any additional information or to provide any such information on any subsequent occasion;

(e) to undertake any investigation; or

(f) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05. Subrogation. (a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Fixed Asset Claimholders or any Fixed Asset Collateral Agent pays over to the ABL Collateral Agent or the ABL Claimholders under the terms of this Agreement, the Fixed Asset Claimholders and Fixed Asset Collateral Agents shall be subrogated to the rights of the ABL Collateral Agent and the ABL Claimholders; provided, however, that, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by any Fixed Asset Collateral Agent or the Fixed Asset Claimholders that are paid over to the ABL Collateral Agent or the ABL Claimholders pursuant to this Agreement shall not reduce any of the Fixed Asset Obligations.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders or the ABL Collateral Agent pays over to any Fixed Asset Collateral Agent or the Fixed Asset Claimholders under the terms of this Agreement, the ABL Claimholders and the ABL Collateral Agent shall be subrogated to the rights of the Fixed Asset Collateral Agents and the Fixed Asset

Claimholders; provided, however, that, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Fixed Asset Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Collateral Agent or the ABL Claimholders that are paid over to the Fixed Asset Collateral Agents or the Fixed Asset Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations.

Section 8.06. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT (EXCEPT THAT, IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT SHALL BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH BELOW EACH PARTY’S NAME ON EXHIBIT B HERETO, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8.07. Notices. All notices to the Fixed Asset Claimholders and the ABL Claimholders permitted or required under this Agreement shall also be sent to the Fixed Asset Collateral Agents and the ABL Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing (including telecopier communication) and may be personally served, telexed or sent by telecopier or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telecopier or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on Exhibit B hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties hereto.

Section 8.08. Further Assurances. The ABL Collateral Agent, on behalf of itself and the ABL Claimholders under the ABL Credit Documents, and each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders under the Fixed Asset Documents, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Company, ABL Collateral Agent or any Fixed Asset Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 8.09. Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Collateral Agent, the ABL Claimholders, the Fixed Asset Collateral Agents, the Fixed Asset Claimholders and their respective successors and assigns.

Section 8.10. Specific Performance. Each of the ABL Collateral Agent and each Fixed Asset Collateral Agent may demand specific performance of this Agreement. The ABL Collateral Agent, on behalf of itself and the ABL Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Collateral Agent or the ABL Claimholders or any Fixed Asset Collateral Agent or the Fixed Asset Claimholders, as the case may be.

Section 8.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 8.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

Section 8.13. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

Section 8.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Collateral Agents, the ABL Claimholders and the Fixed Asset Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the ABL Collateral Agent and the ABL Claimholders, or as between the Grantors and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the ABL Credit Documents and the Fixed Asset Documents, respectively.

Section 8.15. Provisions to Define Relative Rights. The provisions of this Agreement are and are intended for the purpose of defining the relative rights of the ABL Collateral Agent and the ABL Claimholders on the one hand and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the ABL Obligations and the Fixed Asset Obligations as and when the same shall become due and payable in accordance with their terms.

Section 8.16. Further Intercreditors. In the event that any Grantor incurs any obligations secured by a Lien on any Collateral that is junior to the Fixed Asset Obligations and the ABL Obligations, then the ABL Collateral Agent, the Initial Fixed Asset Collateral Agent, the Controlling Fixed Asset Collateral Agent and each Additional Fixed Asset Collateral Agent shall enter into an intercreditor agreement with the agent or trustee for the secured parties with respect to such secured obligation to reflect the relative lien priorities of such parties with respect to the Collateral and governing the relative rights, benefits and privileges as among such parties in respect of the Collateral, including as to application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral, in each case so long as (a) such secured obligations are permitted under, and the terms of such intercreditor agreement do not violate or conflict with, the provisions of this Agreement (including regarding the designation and authority of the Controlling Fixed Asset Collateral Agent), the ABL Credit Documents or the Fixed Asset Documents and (b) the form and substance of such intercreditor agreement is otherwise reasonably acceptable to the ABL Collateral Agent and the Controlling Fixed Assets Collateral Agent, as applicable.

Each party hereto agrees that the ABL Claimholders (as among themselves) and the Fixed Asset Claimholders (as among themselves) may each enter into intercreditor agreements (or similar arrangements) governing the rights, benefits and privileges as among the ABL Claimholders or the Fixed Asset Claimholders, as the case may be, in respect of the Collateral, this Agreement, the ABL Credit Documents or the applicable Fixed Asset Documents, as the case may be, including as to the application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement, the other ABL Credit Documents and Fixed Asset Documents, as the case may be. If any such intercreditor agreement (or similar arrangement) is entered into, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement, any ABL Credit Document or Fixed Asset Document, and the provisions of this Agreement and the ABL Credit Documents and Fixed Asset Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

Section 8.17. Additional Grantors. It is understood and agreed that any Domestic Subsidiary of the Company that becomes a party to any ABL Collateral Document and Fixed Asset Collateral Document in favor of the ABL Claimholders and the Fixed Asset Claimholders may become a Grantor hereunder by executing a counterpart hereof and delivering same to each of the ABL Collateral Agent and the Controlling Fixed Asset Collateral Agent and upon such execution and delivery, such Subsidiary shall constitute a Grantor hereunder.

Section 8.18. Agreement to be Bound; Restatement. The parties hereto hereby acknowledge and agree that, immediately following the Refinancing of the obligations under the Prior ABL Credit Agreement pursuant to the ABL Credit Agreement and immediately prior to the amendment and restatement of the Prior Intercreditor Agreement pursuant to this Agreement, BABC, as administrative agent and collateral agent under the ABL Credit Agreement, became bound to the Prior Intercreditor Agreement as the ABL Administrative Agent and ABL Collateral Agent (each as defined in the Prior Intercreditor Agreement) thereunder in replacement of the Prior Agent for all purposes of the Prior Intercreditor Agreement. This Agreement hereby amends and restates in its entirety the Prior Intercreditor Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated ABL/Term Intercreditor Agreement as of the date first written above.

BANK OF AMERICA, N.A., as Initial Fixed Asset Administrative Agent and Initial Fixed Asset Collateral Agent

By:	/s/ Reagan Philipp
Name: Reagan Philipp
Title: Director

[Signature Page to the Intercreditor Agreement]

BANK OF AMERICA, N.A., as ABL Administrative Agent and ABL Collateral Agent

By:	/s/ John M. Olsen
Name: John M. Olsen
Title: Senior Vice President

[Signature Page to the Intercreditor Agreement]

Acknowledged and Agreed to by: CIENA CORPORATION

By:	/s/ Jiong Liu
Name: Jiong Liu
Title: Vice President and Treasurer

CIENA COMMUNICATIONS, INC.

By:	/s/ Jiong Liu
Name: Jiong Liu
Title: Vice President and Treasurer

CIENA GOVERNMENT SOLUTIONS, INC.

By:	/s/ Jiong Liu
Name: Jiong Liu
Title: Vice President and Treasurer

CIENA COMMUNICATIONS INTERNATIONAL, LLC

By:	/s/ James E. Moylan, Jr.
Name: James E. Moylan, Jr.
Title: Senior Vice President of Finance and Chief Financial Officer

BLUE PLANET SOFTWARE, INC.

By:	/s/ Jiong Liu
Name: Jiong Liu
Title: Vice President and Treasurer

[Signature Page to the Intercreditor Agreement]